Table of Contents

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED JANUARY 13, 2023

DIMICRON, INC. DBA DYMICRON

1186 South 1680 West

Orem, Utah 84058

(801) 221-4591

UP TO 2,608,695 SHARES OF NON-VOTING COMMON STOCK

PRICE: $5.75 PER SHARE

PRICE INCLUDING INVESTOR FEE: $6.07 PER SHARE***

MINIMUM INVESTMENT: $1,000.50

SEE “SECURITIES BEING OFFERED” AT PAGE 50

	Price to Public	Underwriting discount and commissions*	Proceeds to issuer**
Per share	$5.75	$0.43	$5.32
Per Share Plus Investor Fee***	$6.07	$0.43	$5.64
Maximum Offering Amount***	$15,824,560.00	$1,125,000.00	$14,699,560.00

* The Company has engaged DealMaker Securities LLC (the “Broker”), a broker-dealer registered with the U.S. Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (FINRA), to perform certain administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. The Company has agreed to pay the Broker a cash commission equal to one percent (1%) on a monthly basis of the amount raised in this offering to support the offering once the SEC has qualified the offering statement of which this Offering Circular forms a part (the “Offering Statement”). FINRA fees will be paid by the Company. Additionally, the Broker and its affiliates will receive certain other fees. See “Plan of Distribution” for more details. To the extent that our officers and directors make any communication in connection with this offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and therefore, none of them is required to register as a broker-dealer.

** Does not include expenses of the offering other than commissions payable to the Broker. The Company expects that the maximum offering expenses we incur in connection with this offering will be approximately $3,100,000, not including state filing fees.

*** Investors will be required to pay an Investor Fee to the Company to help offset transaction costs equal to a flat fee of $55 at the time of the subscription. Total maximum offering amount assumes that all investors invest the minimum investment amount, which would result in an estimated total of $824,560.00 in Investor Fees paid to the Company in a fully-subscribed offering. The Broker and its affiliates will not receive any cash commission on this fee, but will receive fees with respect to payment processing. See “Plan of Distribution” for further details.

Included in the fees we have agreed to pay, but not payable directly to affiliates of the Broker, are third-party costs, including, but not limited to, charges payable to payment processors, interchange networks, banks, and other vendors who are not affiliated with the Broker or us.

After the qualification by the Commission of the Offering Statement, this offering will be conducted using the online subscription processing platform of Novation Solutions Inc. O/A DealMaker (“DealMaker”), an affiliate of the Broker, through our website at invest.dymicron.com, whereby investors will receive, review, execute, and deliver subscription agreements electronically as well as make payment of the purchase price through a third-party processor by ACH debit transfer or wire transfer or credit card to an account designated by us. See “Plan of Distribution” for more details.

The Broker is not participating as an underwriter or placement agent of this offering and will not solicit any investments, recommend our securities, provide investment advice to any prospective investor, or distribute this Offering Circular or other offering materials to potential investors. All inquiries regarding this offering should be made directly to the Company.

The Company engaged DealMaker Reach LLC, an affiliate of DealMaker Securities LLC, for certain marketing advisory and consulting services charged monthly at $14,000 in cash. DealMaker Reach will consult and advise on the design and messaging on creative assets, website design and implementation, paid media and email campaigns, advise on optimizing the Company’s campaign page to track investor progress, and advise on strategic planning, implementation, and execution of Company’s capital raise marketing budget.

No Escrow Agent has been retained as part of this offering. After each closing, funds tendered by investors will be held in the payment processor account until cleared. For details, see “Plan of Distribution – Process of Subscribing.” After each closing, the Company may immediately deposit those funds into the Company’s bank account and may use the proceeds in accordance with the “Use of Proceeds to Issuer.”

INVESTING IN THE NON-VOTING COMMON STOCK OF DYMICRON IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISKS. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 4 TO READ ABOUT THE MORE SIGNIFICANT RISKS YOU SHOULD CONSIDER BEFORE BUYING THE NON-VOTING COMMON STOCK OF THE COMPANY.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)I OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

Sales of these securities will commence on approximately on [  ].

This offering is inherently risky. See “Risk Factors” on page 4.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summa– -- Implications of Being an Emerging Growth Company.”

In this Offering Circular, unless context indicates otherwise, the terms “Dymicron”, “the Company”, “we”, “us”, or “our” refers to Dimicron, Inc. (DBA Dymicron) and its subsidiary, Dymicron EU GmbH, on a consolidated basis.

Other than in the table on the cover page, dollar amounts have been rounded to the closest whole dollar.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SUMMARY

Overview

Dymicron is an innovation-driven medical device technology company that is advancing a new generation of musculoskeletal devices made from Polycrystalline Diamond (PCD)—one of the strongest substances known to man, and a material for which Dymicron has patented in all human interbody applications. The Company currently offers one product – the Triadyme®-C, which is an innovative cervical total disc replacement device that replicates natural spinal motion and is made from PCD which we believe is an optimal disc replacement implant.

Dymicron’s mission is to improve patient outcomes for artificial cervical disc replacement using revolutionary “diamond-on-diamond” technology to minimize the pathologies caused by wear debris.

The Offering

Securities offered:	Maximum of 2,608,695 shares of Non-Voting Common Stock

Minimum Investment:	174 shares, or $1,000.50 (at $5.75 per share)

Securities outstanding before the Offering (as of December 31, 2022):

Voting Common Stock (1)	4,505,393 shares
Non-Voting Common Stock	0 shares
Series B Preferred Stock	506,874 shares

Securities outstanding after the Offering:

Voting Common Stock (1)	4,505,393 shares
Non-Voting Common Stock	2,608,695 shares (2)
Series B Preferred Stock	506,874 shares

(1)	Does not include shares Voting Common Stock that may be issued upon the exercise of outstanding stock options of the Company. Does not include shares of Voting Common Stock issuable upon the conversion of convertible notes at any time as of the date of this Offering Circular.
(2)	Assumes the Company raises the maximum offering amount in this offering.

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

•	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

•	current reports for certain material events.

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In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this Offering Statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

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Selected Risks Associated with Our Business

Our business expects to be subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

•	We are an early-stage company has incurred operating losses in the past, expects to incur operating losses in the future, and may never achieve or maintain profitability.

•	We may not receive FDA approval to market our products, and even if we do receive FDA approval, such approval could be delayed.

•	Even if we obtain FDA approval, our products may never be commercially successful.

•	Our business is subject to extensive regulation.

•	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and investors’ rights agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these agreements.

•	We expect to raise additional capital through equity and/or debt offerings to support our working capital requirements and operating losses.

•	The Company is controlled by its officers and directors.

•	Investors in this offering have no voting rights, and will not be able to influence the decisions of the Company.

•	This investment is illiquid.

•	The auditor included a “going concern” note in its audit report.

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RISK FACTORS

The Commission requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to Our Business and Industry

Our auditors included a “going concern” note in our financial statements. going concern.

As described in their audit report, our auditors have included an explanatory paragraph that states that the Company has a working capital deficit and has suffered recurring losses to date which raises substantial doubt about its ability to continue as a going concern. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. The Company is currently marketing its spinal disc replacement in the EU and realizes revenue from these efforts. The Company also plans to raise additional capital through this offering. However, there is no assurance that the Company will be successful in accomplishing any of these plans. Our failure to raise additional capital could have a negative impact on our financial condition and our capability to implement our business plan. These matters raise some question about our ability to continue as a going concern.

We may not receive FDA approval to market our products, and even if we do receive FDA approval, such approval could be delayed.

Although we successfully obtained a CE Mark for Triadyme®-C (allowing for sales in the EU), our ability to sell Triadyme®-C in the United States in the future is subject to regulation by the FDA.

Before we may market our Triadyme®-C in the United States, we must successfully complete clinical trials and obtain premarket approval from the FDA for our Triadyme®-C. The Premarket Approval Application or PMA, process requires us to demonstrate the safety and effectiveness of the Triadyme®-C to the FDA’s satisfaction. This process is expensive and uncertain, and requires detailed and comprehensive scientific and human clinical data. This process can take several years after a PMA application is filed and might never result in the FDA approving a PMA application.

Following submission and FDA review of our PMA application, the FDA might disagree with our interpretation of data, or might find the results inadequate to support approval of our PMA application. The FDA could require us to pursue additional analyses, studies or trials, and the results of any additional analyses, studies or trials may not be satisfactory to the FDA. Alternatively, the time required for any additional analyses, studies or trials may significantly delay our ability to market our Triadyme®-C. If we are unable to demonstrate the safety and effectiveness of our Triadyme®-C to the FDA’s satisfaction, we will be unable to obtain regulatory approval to market our Triadyme®-C in the United States. Even if the FDA ultimately grants us a PMA, it may require further post approval studies, and failure to complete any required post approval study to the FDA’s satisfaction, or adverse results in any such study, could cause the FDA to withdraw its approval.

In addition, we have limited experience with the applications necessary to gain regulatory approvals in the United States and international markets, and limited resources to focus on clinical, regulatory and quality assurance. As a result, we might experience a longer process in connection with FDA approval than would be experienced by a company with greater experience and resources.

Adverse events among subjects of any future clinical trials we conduct, or among individuals that have received our products in Europe, could make it more difficult for us to obtain regulatory approval to market our Triadyme®-C in the United States.

An important factor that will affect any FDA decision with respect to our PMA application is data regarding the safety of the Triadyme®-C, including data from clinical trials and from use in regions where it is already in use, such as Europe. Post-operative serious adverse events could negatively affect the FDA’s view of the safety of Triadyme®-C, which would make it more difficult for us to obtain regulatory approval to market our Triadyme®-C in the United States.

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If we are unable to successfully complete a clinical trial, or if we experience significant delays, our ability to commercialize our Triadyme®-C will be impaired.

Before we can market our Triadyme®-C, we must successfully complete a clinical trial. These studies and trials can be lengthy, expensive and uncertain and are subject to delays and failure at any stage. A clinical trial involves screening, assessing, randomizing, testing, treating and monitoring a large number of subjects. Conducting a clinical trial of this scale is a complex and uncertain process and requires coordination with subjects, clinical institutions, treatment and assessment physicians and related medical personnel. To enroll and randomize subjects at a clinical site, we must first obtain clinical site approvals, finalize contracts at trial sites and train site personnel. The site must then dedicate the time and resources to recruit subjects, coordinate activities with them and collect the data. A number of factors could cause completion of a clinical trial to be delayed or halted, or could cause the trial to be unsuccessful or inadequate to support PMA approval. If a clinical trial is delayed or halted or deemed inadequate, it will likely take us longer to commercialize our products and generate revenue, or this might never occur. If we experience delays in enrolling subjects in a clinical trial, or if subjects fail to complete the trial, our submission of our PMA application to the FDA will be delayed. Moreover, our development costs will increase if we have material delays in a clinical trial or if we need to perform more or larger clinical trials than planned.

We will be subject to continuing post-market government regulation that could have a material adverse effect on our business.

The manufacture, labelling, advertising, promotion, record-keeping, post-market surveillance, and marketing of our products will be subject to extensive regulation and review by the FDA and numerous other governmental authorities in the United States and foreign countries where we may sell our products.

Even if we obtain FDA clearance, we and our contractors will be subject to certain ongoing FDA and other governmental authorities’ regulations applicable to the manufacturing of products within our facilities and the facilities of our contract manufacturers, including, but not limited to, establishment registration, device listing, quality system regulations (“QSR”), adverse event reporting, correction and removal regulations, and certain record-keeping requirements. We will also be subject to periodic inspections to assess our compliance with the QSR. Accordingly, we and the contractors with whom we will work will need to continue to expend time, money and effort in all areas of FDA regulatory compliance, including manufacturing, production and quality control. The FDA and other national governmental authorities have broad enforcement powers. The regulations to which we will be subject are complex and have become more stringent over time. Regulatory changes could result in restrictions on our ability to continue or expand our operations, higher than anticipated costs or lower than anticipated sales. Complying with regulations, and, if necessary, remedial actions can be significantly expensive. Failure to comply with applicable regulatory requirements may subject us to a range of sanctions, including substantial fines and penalties, warning letters that require corrective action, product seizures, recalls, halting product manufacturing, revocation of certifications or approvals, exclusion from future participation in government healthcare programs, substantial fines, and criminal prosecution. The incurrence or commencement of any such action would harm our reputation and cause sales of our products to suffer and may prevent us from generating revenue.

If hospitals and other healthcare providers are unable to obtain coverage and/or adequate payments for our products, there may be no commercially viable markets for our products or the markets may be much smaller than expected.

Hospitals and other healthcare providers that purchase products such as our Triadyme®-C generally rely on third-party payors, such as Medicare, Medicaid, private insurance plans and managed care programs, to pay for all or part of the costs and fees associated with the procedures performed with these products. Accordingly, the adoption of our products will depend on the adequacy of third-party payments for the Triadyme®-C.

Many private payors currently base their reimbursement policies on the coverage decisions and payment amounts determined by the Centers for Medicare and Medicaid Services, or CMS, which administers the Medicare program. Others might adopt different coverage or payment policies for procedures performed with our Triadyme®-C, while some governmental programs, such as Medicaid, have reimbursement policies that vary from state to state, some of which might not pay for the procedures performed with the Triadyme®-C in an adequate amount, if at all. Our success may also be impacted by future action by CMS or other government agencies aimed at limiting payments to physicians, outpatient centers and hospitals.

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We cannot be certain that our Triadyme®-C will be covered or adequately reimbursed and accordingly we might be unable to sell our products profitably if third-party payors limit or deny coverage or reduce their levels of payment below that which we project, or if our production costs increase at a greater rate than payment levels. Similarly, if third-party payors establish a reimbursement level for physician fees in connection with Triadyme®-C that is not acceptable to physicians, their acceptance of our Triadyme®-C would be adversely affected.

Outside of the United States, reimbursement systems vary significantly by country. Many foreign markets have government-managed healthcare systems that govern reimbursement for spine implants and procedures. Additionally, some foreign reimbursement systems provide for limited payments in a given period and therefore result in extended payment periods. If adequate levels of reimbursement from third-party payors outside of the United States are not obtained, international sales of our products may decline.

Triadyme®-C might never be commercially successful even if we obtain regulatory approval and adequate coverage and reimbursement from third-party payors.

Triadyme®-C might not achieve market acceptance, even if we obtain regulatory approval and adequate coverage and reimbursement from third-party payors. Triadyme®-C is a new product and market acceptance will depend on our ability to successfully communicate its benefits to each of the following constituencies that are involved in deciding whether to treat a particular patient using Triadyme®-C:

•	the healthcare practitioners and well as referring physicians;

•	the healthcare institutions where cervical disc replacement procedures would be performed, as well as opinion leaders in these institutions; and

•	patients themselves.

Our ability to market our Triadyme®-C successfully to each of these constituencies will depend on a number of factors, including:

•	the effectiveness and duration of clinical benefits of Triadyme®-C;

•	the perceived safety of Triadyme®-C;

•	the level of education and awareness among physicians and patients concerning Triadyme®-C and the Triadyme®-C;

•	publicity concerning Triadyme®-C;

•	the price of our products and the associated costs of Triadyme®-C;

•	the availability and adequacy of third-party coverage and reimbursement for Triadyme®-C; and

•	the frequency and severity of any serious adverse effects

There is no guarantee, if we receive FDA approval, we will be successful in obtaining market traction for this product.

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If we are unable to establish sales, marketing and distribution capabilities in the United States, we will be unable to generate significant revenue and our business will be harmed.

To date, all of our sales have been in Europe. We have no experience selling, marketing and distributing Triadyme®-C in the United States. To achieve commercial success for this product (assuming FDA approval), we must either develop a sales and marketing force or enter into marketing and sales arrangements with third parties. We currently plan to establish a hybrid sales force with both direct representatives and independent distributors in the United States and to enter into distribution, marketing and sales arrangements with third parties outside of the United States. Developing a direct sales force is expensive and time consuming and could result in delays or limit the success of any product launch. We may not be able to develop this capacity on a timely basis or at all. In addition, we might not be able to enter into arrangements with third parties that can successfully commercialize our products outside the United States, and the terms of any such arrangement may not be favorable to us.

If we are not successful in expanding our manufacturing capabilities we may be unable to achieve acceptable yields or product costs or be incapable of manufacturing our products in sufficient volumes for commercialization.

We have limited manufacturing capabilities and to date have only produced our Triadyme®-C in relatively small volumes. We have no experience in large-volume, commercial scale assembly and manufacturing of our Triadyme®-C. If we obtain FDA approval for our Triadyme®-C, we may need to increase our manufacturing capabilities, and we might encounter problems controlling our costs and product quality. Depending on demand, we may need to increase our manufacturing capacity significantly over current levels through partnering with contract manufacturers or by leasing and staffing an additional facility to manufacture our products, which in either case could require filing an amendment or supplement to our PMA, inspection and obtaining FDA approval. Increasing our manufacturing capacity would likely require the investment of substantial funds, which might not be available or which could reduce funds available for research and development or other activities. The development of manufacturing facilities, if necessary, could also require the hiring of additional management, quality assurance, quality control and technical personnel who have the necessary manufacturing experience, and such personnel might not be available to us. In addition, the scaling of manufacturing capacity is subject to numerous risks and uncertainties, such as the availability and suitability of facility space, construction timelines, design, installation and maintenance of manufacturing equipment, which could lead to unexpected delays. Furthermore, we may encounter unanticipated difficulties or delays in the process of transitioning manufacturing from third parties to our own facilities, which could result in increased costs and result in product shortages. If we are unable to manufacture a sufficient supply of our products, we may not have the capability to satisfy market demand and our business will suffer. In addition, if the scaled-up production process is not efficient or produces products that do not meet quality and other standards, our future financial results will be harmed.

We are subject to federal and state healthcare regulations and laws relating to anti-bribery and anti-corruption, and non-compliance with such laws could lead to significant penalties.

State and federal anti-bribery laws, healthcare fraud and abuse laws dictate how we conduct the relationships that we and our distributors and others that market our products have with healthcare professionals, such as physicians and hospitals. We also must comply with a variety of other laws that protect the privacy of individually identifiable healthcare information. These laws and regulations are broad in scope and are subject to evolving interpretation, and we could be required to incur substantial costs to monitor compliance or to alter our practices if we are found not to be in compliance. In addition, violations of these laws may be punishable by criminal or civil sanctions, including substantial fines, imprisonment of current or former employees, and exclusion from participation in governmental healthcare programs.

Government regulations and other legal requirements affecting our Company are subject to change. Such change could have a material adverse effect on our business.

We operate in a complex, highly regulated environment. The numerous federal, state and local regulations that our business is subject to include, but are not limited to: federal and state registration and regulation of medical devices; applicable governmental payor regulations including Medicare and Medicaid; data privacy and security laws and regulations including those under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); the Affordable Care Act (“ACA”) or any successor to that act; laws and regulations relating to the protection of the environment and health and safety matters, including those governing exposure to, and the management and disposal of, hazardous substances; regulations regarding food and drug safety including those of the Food and Drug Administration (“FDA”), and consumer protection and safety regulations including those of the Consumer Product Safety Commission, as well as state regulatory authorities, governing the availability, sale, advertisement and promotion of products we sell; federal and state laws governing health care fraud and abuse; anti-kickback laws; false claims laws; and laws against the corporate practice of medicine. The FDA and state regulatory authorities have broad enforcement powers, including the ability to seize or recall products and impose significant criminal, civil and administrative sanctions for violations of these laws and regulations.

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Changes in laws, regulations, and policies and the related interpretations and enforcement practices may significantly affect our cost of doing business as we endeavor to maintain compliance with such new policies and laws. Changes in laws, regulations, and policies and the related interpretations and enforcement practices generally cannot be predicted may require extensive system and operational changes. Noncompliance with applicable laws and regulations could result in civil and criminal penalties that could adversely affect our business, including suspension of payments from government programs; loss of required government certifications; loss of authorizations to participate in or exclusion from government programs, including the Medicare and Medicaid programs; loss of licenses; and significant fines or monetary penalties. Any failure to comply with applicable regulatory requirements could result in significant legal and financial exposure, damage our reputation, and have a material adverse effect on our business operations, financial condition, and results of operations.

Our business and operations would suffer in the event of third-party computer system failures, cyber-attacks on third-party systems or deficiency in our cyber security.

We rely and plan to rely on information technology (“IT”) systems, including third-party “cloud based” service providers, to keep financial records, maintain laboratory data, clinical data and corporate records, to communicate with staff and external parties and to operate other critical functions. This includes critical systems such as email, other communication tools, electronic document repositories and archives. If any of these third-party information technology providers are compromised due to computer viruses, unauthorized access, malware, natural disasters, fire, terrorism, war and telecommunication failures, electrical failures, cyber-attacks or cyber-intrusions over the internet, then sensitive emails or documents could be exposed or deleted. Similarly, we could incur business disruption if our access to the internet is compromised, and we are unable to connect with third-party IT providers. A successful cyberattack could result in the theft or destruction of intellectual property, data or other misappropriation of assets, or otherwise compromise our confidential or proprietary information and disrupt our operations. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, level of persistence, intensity and sophistication of attempted attacks and intrusions from around the world have increased. As the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period. A successful cyberattack could cause serious negative consequences for us, including, without limitation, the disruption of operations, the misappropriation of confidential business information, including financial information, trade secrets, financial loss and the disclosure of corporate strategic plans. Although we devote resources to protect our information systems, we realize that cyberattacks are a threat, and there can be no assurance that our efforts will prevent information security breaches that would result in business, legal, financial or reputational harm to us, or would have a material adverse effect on our results of operations and financial condition. Any failure to prevent or mitigate security breaches or improper access to, use of, or disclosure of our clinical data or patients’ personal data could result in significant liability under state (e.g., state breach notification laws), federal, and international law and may cause a material adverse impact to our reputation, affect our ability to conduct new studies and potentially disrupt our business.

We rely on third party providers to implement effective security measures and to safeguard important confidential personal data regarding our employees and our business operations. If a disruption event were to occur and cause interruptions in a third-party IT provider’s operations, it could result in a disruption in the development of our product candidates. For example, the loss of clinical trial data from completed, ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. If we are unable to prevent or mitigate the impact of such security or data privacy breaches, we could be exposed to litigation and governmental investigations, which could lead to a potential disruption to our business. To the extent that any disruption or security breach results in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur significant liability and development of our product candidates could be delayed or could fail.

Changes in and failures to comply with U.S. and foreign privacy and data protection laws, regulations and standards may adversely affect our business, operations and financial performance.

We are subject to or affected by numerous federal, state and foreign laws and regulations, as well as regulatory guidance, governing the collection, use, disclosure, retention, and security of personal data, such as information that we collect about patients and healthcare providers in connection with clinical trials in the United States and abroad. The global data protection landscape is rapidly evolving, and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. This evolution may create uncertainty in our business, affect our or our collaborators’, service providers’ and contractors’ ability to operate in certain jurisdictions or to collect, store, transfer use and share personal information, necessitate the acceptance of more onerous obligations in our contracts, result in liability or impose additional costs on us. The cost of compliance with these laws, regulations and standards is high and is likely to increase in the future. Any failure or perceived failure by us or our collaborators, service providers and contractors to comply with federal, state or foreign laws or regulation, our internal policies and procedures or our contracts governing processing of personal information could result in negative publicity, diversion of management time and effort and proceedings against us by governmental entities or others. In many jurisdictions, enforcement actions and consequences for noncompliance are rising.

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In the United States, HIPAA imposes privacy, security and breach reporting obligations with respect to individually identifiable health information upon “covered entities” (health plans, health care clearinghouses and certain health care providers), and their respective business associates, individuals or entities that create, receive, maintain or transmit protected health information in connection with providing a service for or on behalf of a covered entity. HIPAA mandates the reporting of certain breaches of health information to the Department of Health and Human Services, or HHS, affected individuals and if the breach is large enough, the media. Entities that are found to be in violation of HIPAA as the result of a breach of unsecured protected health information, or PHI, a complaint about privacy practices or an audit by HHS, may be subject to significant civil, criminal and administrative fines and penalties and/or additional reporting and oversight obligations if required to enter into a resolution agreement and corrective action plan with HHS to settle allegations of HIPAA non-compliance. Even when HIPAA does not apply, according to the Federal Trade Commission, failing to take appropriate steps to keep consumers’ personal information secure constitutes unfair acts or practices in or affecting commerce in violation of Section 5(a) of the Federal Trade Commission Act, or the FTCA. The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Individually identifiable health information is considered sensitive data that merits stronger safeguards. The FTC’s guidance for appropriately securing consumers’ personal information is similar to what is required by the HIPAA Security Rule.

In addition, certain state laws govern the privacy and security of health information in certain circumstances, some of which are more stringent, broader in scope or offer greater individual rights with respect to PHI than HIPAA and many of which may differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts. Failure to comply with these laws, where applicable, can result in the imposition of significant civil and/or criminal penalties and private litigation. For example, California enacted the California Consumer Privacy Act, or the CCPA, on June 28, 2018, which took effect on January 1, 2020. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. Further, the California Privacy Rights Act, or the CPRA, recently voted into law by California residents, significantly amends the CCPA, and imposes additional data protection obligations on covered companies doing business in California, including additional consumer rights processes, limitations on data uses, new audit requirements for high-risk data, and opt outs for certain uses of sensitive data. It also creates a new California data protection agency specifically tasked to enforce the law, which would likely result in increased regulatory scrutiny of California businesses in the areas of data protection and security. The majority of the provisions will go into effect on January 1, 2023, and additional compliance investment and potential business may be required. The CCPA, the CPRA or other domestic privacy and data protection laws and regulations may increase our compliance costs and potential liability.

Any operations we may have abroad may also be subject to increased scrutiny or attention from data protection authorities. Many countries in these regions have established or are in the process of establishing privacy and data security legal frameworks with which we, our collaborators, service providers, CROs, and contractors must comply. For example, the EU has adopted the EU General Data Protection Regulation (EU) 2016/679, or GDPR, which went into effect in May 2018 and introduces strict requirements for processing the personal information of data subjects in the EEA and United Kingdom, including clinical trial data. The GDPR has and will continue to increase compliance burdens on us to the extent we are operating in the applicable areas, including by mandating potentially burdensome documentation requirements and granting certain rights to individuals to control how we collect, use, disclose, retain and process information about them.

The processing of sensitive personal data, such as physical health condition, may impose heightened compliance burdens under the GDPR and is a topic of active interest among foreign regulators. In addition, the GDPR provides for more robust regulatory enforcement and fines of up to €20 million or 4% of the annual global revenue of the noncompliant company, whichever is greater. In addition, the GDPR increases the scrutiny of transfers of personal data from clinical trial sites located in the EEA to the United States and other jurisdictions that the European Commission does not recognize as having “adequate” data protection laws; in July 2020, the Court of Justice of the European Union limited how organizations could lawfully transfer personal data from the EEA to the United States by invalidating the EU-US Privacy Shield and imposing further restrictions on use of the standard contractual clauses, which could increase our costs and our ability to efficiently process personal data from the EEA. Additionally, following the United Kingdom’s withdrawal from the EEA and the EU, and the expiry of the transition period, companies will have to comply with the GDPR and the GDPR as incorporated into United Kingdom national law, the latter regime having the ability to separately fine up to the greater of £17.5 million or 4% of global turnover. If we expand into other foreign countries and jurisdictions, we may be subject to additional laws and regulations that may affect how we conduct business.

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We operate in a very competitive business environment and if we are unable to compete successfully against our existing or potential competitors, our sales and operating results may be negatively affected and we may not grow.

The market for cervical total disc replacement is intensely competitive, subject to rapid change and highly sensitive to the introduction of new products or other market activities of industry participants. Our ability to compete successfully will be dependent on our ability to achieve pre-market approval of our Triadyme®-C by the FDA, reach the U.S. market in a timely manner, and have this product be adopted by surgeon customers and receive adequate coverage and reimbursement from third-party payors. Because of the size of the potential market, we anticipate that companies will dedicate significant resources to developing products competitive to ours.

We have numerous well-established competitors in the cervical total disc replacement market with significant resources, which include Medtronic, Zimvie, Globus Medical, Nuvasive, Orthofix and Centinel Spine, which together represent a significant portion of the cervical total disc replacement market. We also compete with many other cervical total disc replacement market participants such as SpineArt, Synergy Spine Solutions, Aesculap, NG Medical, Spineway, Signus and Axiomed, which are smaller in size than the market participants listed above, but all still have more name-recognition and significantly more resources than our Company. At any time, these or other industry participants may develop alternative treatments, products or procedures for the treatment of spine disorders that compete directly or indirectly with our Triadyme®-C. They may also develop and patent processes or products earlier than we can or obtain regulatory clearance or approvals for competing products more rapidly than we can, which could impair our ability to develop and commercialize similar processes or products. If alternative treatments are, or are perceived to be, superior to our spine surgery products, sales of our Triadyme®-C could be negatively affected and our results of operations could suffer.

Many of our larger competitors are either publicly traded or divisions or subsidiaries of publicly traded companies. These competitors enjoy several competitive advantages over us, including:

•	greater financial, human and other resources for product research and development, sales and marketing and litigation;

•	significantly greater name recognition;

•	established relationships with spine surgeons, hospitals and other healthcare providers;

•	large and established sales and marketing and distribution networks;

•	products supported by long-term clinical data;

•	greater experience in obtaining and maintaining regulatory clearances or approvals for products and product enhancements;

•	more expansive portfolios of intellectual property rights; and

•	broader product portfolios affording them greater ability to cross-sell their products or to incentivize hospitals or surgeons to use their products.

The market for cervical total disc replacement is becoming increasingly crowded with new participants. Many of these new competitors specialize in a specific product or focus on a particular market segment, which could make it more difficult for us to increase our overall market position. The frequent introduction by competitors of products may create market confusion that may make it difficult to differentiate the benefits of our Triadyme®-C over competing products.

If we are unable to effectively compete with other participants in this market, our operations will suffer, and ultimately our business may not succeed.

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If product liability lawsuits are brought against us, our business may be harmed, and we may be required to pay damages that exceed our insurance coverage.

Our business exposes us to potential product liability claims that are inherent in the manufacture and sale of medical devices for spine surgery procedures. Spine surgery involves significant risk of serious complications, including bleeding, nerve injury, paralysis and surgeons who are not sufficiently trained in the use of our products, they may misuse or ineffectively use our products, which may result in unsatisfactory patient outcomes or patient injury. We could become the subject of product liability lawsuits alleging that component failures, malfunctions, manufacturing flaws, design defects or inadequate disclosure of product-related risks or product-related information resulted in an unsafe condition or injury to patients.

Regardless of the merit or eventual outcome, product liability claims may result in:

•	decreased demand for our products;

•	injury to our reputation;

•	significant litigation costs;

•	substantial monetary awards to or costly settlements with patients;

•	product recalls;

•	loss of revenue;

•	the inability to commercialize new products or product candidates; and

•	diversion of management attention from pursuing our business strategy and may be costly to defend.

Our existing product liability insurance coverage may be inadequate to protect us from any liabilities we might incur. If a product liability claim or series of claims is brought against us for uninsured liabilities or in excess of our insurance coverage, our business could suffer. Any product liability claim brought against us, with or without merit, could result in the increase of our product liability insurance rates or the inability to secure coverage in the future.

In addition, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts or scope to protect us against losses. Any claims against us, regardless of their merit, could severely harm our financial condition, strain our management and other resources and adversely affect or eliminate the prospects for commercialization or sales of a product or product candidate that is the subject of any such claim.

If we fail to effectively protect our intellectual property, our business may suffer.

We will rely on our existing and pending patents and trademarks to protect our intellectual property. The issued patents and trademarks that we have may not adequately protect our products. The failure to obtain or maintain sufficient patents for our current technology or any future technology could materially impair our business prospects or, in the case of future development, impair our ability to expand our business into other markets. Our existing patent and patents that may be granted, as is generally the case with patents, will be subject to uncertainty with respect to their validity, scope and enforceability and thus we cannot guarantee you that our patents, or patents that we may license from third parties, will not be invalidated, circumvented, infringed upon, challenged, or become unenforceable. In cases where the Company must license intellectual property from third parties, there is no guarantee that the Company will be able to do so on acceptable terms.

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Some of our proprietary processes, technologies and know-how are not under patent protection. Although we intend to seek patent protection where possible, in some cases we must rely on the law of trade secrets to protect our intellectual property. Accordingly, there is a risk that such trade secrets may not stay secret. This risk also applies to confidentiality agreements and inventors’ rights agreements with our strategic partners and employees. There is no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, or that such persons or institutions will not assert rights to intellectual property arising out of these relationships. Finally, effective patent, trade secret, trademark and copyright protection may be unavailable, limited or not applied for in certain countries.

Successful infringement claims against us could result in significant monetary liability or prevent us from selling some of our products.

If successfully developed, our products and technology may be highly disruptive to a very large and growing market. Our competitors are well-capitalized with significant intellectual property protection and resources and may initiate infringement lawsuits against our Company. Such litigation could be expensive and could also prevent us from selling our products, which would significantly harm our ability to grow our business as planned.

Our failure to attract and retain highly qualified personnel in the future could harm our business.

As the Company grows, it will be required to hire and attract additional qualified professionals such as quality and regulatory professionals, engineers, sales and marketing professionals, accounting, and finance experts. We may not be able to locate or attract qualified individuals for such positions, which will affect our ability to grow and expand our business.

We are exposed to fluctuations in currency exchange rates that could negatively impact our financial results and cash flows.

As of the date of this Offering Circular, all of the sales of our products have been in Europe (Spain and Germany). While the United States is our primary target market, until (and assuming) we obtain FDA approval, we expect nearly all of our revenues to be generated in Europe. As a result, we face exposure to adverse movements in foreign currency exchange rates. These exposures may change over time as business practices evolve, and they could have a material adverse impact on our financial results and cash flows.

Two customers account for a material portion of our revenues and, therefore, the loss of either of those customers could have a material adverse effect on our results of operations.

In 2021, two customers accounted for approximately 85% of our total revenues. Approximately 30% of our revenue was generated from sales to a single hospital in Hamburg, Germany. Approximately 55% was generated from sales to a single stocking distributor based out of Spain which buys our products, and resells them to healthcare institutions. Neither of these customers are obligated to continue purchasing our products. As such, it is possible that either of these customers could discontinue purchasing our products at any time, which could result in a significant reduction of our anticipated revenues, which may have a material adverse effect on our results of operations.

The COVID-19 pandemic has adversely impacted, and continues to pose risks to, our business, results of operations and financial condition, the nature and extent of which are highly uncertain and remain unpredictable.

Our business is exposed to risks associated with public health crises and outbreaks of epidemic, pandemic, or contagious diseases, such as COVID-19.  There has been a decline in elective surgical procedures globally due to the COVID-19 pandemic.  In the third and fourth quarters of 2021, the highly transmissible Delta and Omicron variants resulted in further deferrals of elective surgical procedures, and we believe that staffing shortages at hospitals also contributed to the deferral of such procedures. We expect these declines to continue for the duration of the pandemic, and they may be further impacted by COVID-19 variants and resurgences.

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The COVID-19 global pandemic has had, and we expect it to continue to have, an adverse impact on our financial condition, results of operations and cash flows.

Deferral of elective surgical procedures could lead to a number of potential negative outcomes:

•	lower revenues, profits and cash flows compared to historic trends in our market;

•	manufacturing facilities at less than normal capacity; and

•	excess inventory we cannot sell.

Also, we will need to conduct clinical studies in order to bring our Triadyme®-C to market. COVID-19 has had, and may continue to have, a negative impact on the enrollment rate in clinical trials, which may impair our ability to conduct clinical trials in a timely manner, or at all.

COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas, present material uncertainty and risk with respect to our performance, financial condition, volume of business, results of operations and cash flows.

Risks Related to our Non-Voting Common Stock and this Offering

Our valuation and our offering price have been arbitrarily established by us and are difficult to assess.

We have set the price of our Non-Voting Common Stock at $5.75 per share. Valuations for companies at this stage are speculative. Our valuation has not been validated by any independent third party and may decrease precipitously in the future. It is a question of whether you, the investor, are willing to pay this price for a percentage ownership of our Company. The issuance of additional shares of Common Stock, or additional option grants under the Plan or other stock-based incentive program may further dilute the value of your holdings. You should not invest if you disagree with this valuation. See “Dilution” for more information.

There is no current market for any of the Company’s shares of Non-Voting Common Stock and you may lose your entire investment.

There is no formal marketplace for the resale of the Company’s Non-Voting Common Stock. If you decide that you want to resell these securities in the future, you may not be able to find a buyer and may lose your entire investment.

Holders of our Non-Voting Common Stock will not have any voting rights in our Company, and therefore will have no ability to influence decisions regarding our business.

Our Certificate of Incorporation does not provide holders of Non-Voting Common Stock any voting rights in the Company. As such, investors in this offering should be aware that they will have no ability to influence decisions regarding our business.

We expect to raise additional capital through equity and/or debt offerings to support our working capital requirements and operating losses.

In order to fund future growth and development, the Company will likely need to raise additional funds in the future by offering shares of its Common or Preferred Stock and/or other classes of equity, or debt that convert into shares of Common or Preferred Stock, any of which offerings would dilute the ownership percentage of investors in this offering. See “Dilution.” Furthermore, if the Company raises capital through debt, the holders of our debt would have priority over holders of Common and Preferred Stock and the Company may be required to accept terms that restrict its ability to incur more debt. We cannot assure you that the necessary funds will be available on a timely basis, on favorable terms, or at all, or that such funds if raised, would be sufficient. The level and timing of future expenditure will depend on a number of factors, many of which are outside our control. If we are not able to obtain additional capital on acceptable terms, or at all, we may be forced to curtail or abandon our growth plans, which could adversely impact the Company, its business, development, financial condition, operating results or prospects.

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The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Utah, regardless of convenience or cost to you, the investor.

In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement other than those arising under the federal securities laws in state or federal courts located in the State of Utah, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of Utah law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action with respect to the agreement, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement other than those arising under the federal securities laws.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim not arising under the federal securities laws against the Company in connection with matters arising under the subscription agreement, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

The jury trial waiver only applies to claims against the Company arising out of or related to the subscription agreement. As the provisions of the subscription agreement relate to the initial sale of the securities, subsequent transferees will not be bound by the subscription agreement and therefore to the conditions, obligations and restrictions thereunder, including the jury trial waiver.

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Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card Company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The Commission’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

This offering involves “rolling closings,” which may mean that earlier investors may not have the benefit of information that later investors have.

We may conduct closings on funds tendered in the offering at any time. At that point, investors whose subscription agreements have been accepted will become our shareholders. We may file supplements to our Offering Circular reflecting material changes and investors whose subscriptions have not yet been accepted will have the benefit of that additional information. These investors may withdraw their subscriptions and get their money back. Investors whose subscriptions have already been accepted, however, will already be our shareholders and will have no such right.

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DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table demonstrates the price that new investors are paying for their shares of Non-Voting Common Stock with the effective cash price paid by existing stockholders of our Company, giving effect to the Reverse Stock Split (as defined in “Securities Being Offered – Description of Capital Stock”), full conversion of all outstanding stock options and other convertible instruments (such as convertible notes) and assuming that the shares of Non-Voting Common Stock are sold at $5.75 per share. The table presents shares and pricing as issued and reflects all transactions since inception, which gives investors a better picture of what they will pay for their investment compared to the Company’s insiders than just including such transactions for the last 12 months, which is what the SEC requires. The share numbers and amounts in this table assume (1) conversion of the Convertible Note; and (2) exercise of all outstanding options into shares of the Company’s Voting Common Stock at weighted average exercise price. The dilution disclosures contained in this section are based upon the instruments issued and outstanding as of June 30, 2022, the date of our latest financial statements.

	Dates Issued	Issued Shares	Potential Shares	Total Issued and Potential Shares	Effective Cash Price per Share at Issuance or Potential Conversion
Voting Common Stock Voting	2005-2021	650,040		650,040	$6.20
Voting Common Stock	2005-2021	3,855,355		3,855,355	$1.80
Preferred Stock	2005-2021	506,875		506,875	$10.50
Outstanding Stock Options	2012		103,008	103,008	$2.90
Outstanding Stock Options	2014		130,500	130,500	$4.80
Outstanding Stock Options	2017		114,000	114,000	$4.20
Outstanding Stock Options	2019		675,500	675,500	$2.00
Outstanding Stock Options (2)	2020-2022		554,000	554,000	$4.00
Convertible Note (Class A)	2016		2,481,667	2,481,667	$2.80
Convertible Note (Class C)	2011		4,568,466	4,568,466	$2.90
Convertible Note (Class D)	2017		4,479,507	4,479,507	$3.60
Convertible Note (Class E)	2018		3,137,276	3,137,276	$4.20
Convertible Note (Class F)	2018		1,137,585	1,137,585	$2.00
Convertible Note (Class F)	2018		123,282	123,282	$4.00
Convertible Note (Class F)	2018		298,165	298,165	$5.50
Convertible Note (Class G) (1)	2020		1,771,990	1,771,990	$3.60
Total Common Share Equivalents		5,012,268	19,574,944	24,587,211	$–
Investors in this offering, assuming $15 million raised from sales of Non-Voting Common Stock		2,608,695	–	2,608,695	$5.75
Total after inclusion of this offering		7,620,963	19,574,944	27,195,906	$3.55

(1)	Does not include additional investment in the Class G series of the Convertible Note of $1,990,000 subsequent to June 30, 2022.
(2)	Does not include an additional 1,182,500 in options exercisable for shares of Voting Common Stock subsequent to June 30, 2022.

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Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•	In June 2019 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

•	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

•	In June 2020 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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PLAN OF DISTRIBUTION

The Company is offering up to 2,608,695 shares of Non-Voting Common Stock as described in this Offering Circular.

Investors will be required to pay an Investor Fee to the Company to help offset transaction costs equal to $55 at the time of the subscription.

As such, while the “base” price per share is $5.75 per share, investors will effectively pay $6.07 per share of Non-Voting Common Stock, reflecting flat $55 per investment Investor Fee (assuming an investment at the minimum of $1,000.50).

Commissions and Discounts

The following table shows the total maximum discounts, commissions, and fees payable to DealMaker Securities LLC (the “Broker”) and its affiliates, as well as certain other fees in connection with this offering by the Company assuming a fully subscribed offering The table below does not reflect investor processing fees payable by investors to the Company, which will offset some of these fees. Actual fees are anticipated to be lower than the maximum shown below:

	Per Share		Total
Public offering price	$5.75	(1)	$15,000,000.00(1)
Maximum Broker and affiliate commissions and fees	0.43		1,125,000.00

Proceeds, before other expenses	$5.32		$13,875,000.00

(1)	Does not include the Investor Fee, as the Broker will not receive commissions on Investor Fees paid by investors in this offering.

Other Terms

DealMaker Securities, LLC (the “Broker”), a broker-dealer registered with the Commission and a member of FINRA, has been engaged to provide administrative and compliance related functions in connection with this offering, and as broker-dealer of record, but not for underwriting or placement agent services. Affiliates of Broker have also been engaged to provide technology services and marketing advisory services.

The aggregate fees payable to the Broker and its affiliates are described below.

a.)	Administrative and Compliance Related Functions

DealMaker Securities, LLC will provide administrative and compliance related functions in connection with this offering, including

•	Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing the Company with information on an investor in order for the Company to determine whether to accept such investor into the offering;
•	If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;
•	Coordinating with third party agents and vendors in connection with performance of services;
•	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;
•	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;
•	Providing a dedicated account manager;

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•	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;
•	Reviewing and performing due diligence on the Company and the Company’s management and principals and consulting with the Company regarding same;
•	Consulting with the Company on best business practices regarding this raise in light of current market conditions and prior self-directed capital raises;
•	Providing white labelled platform customization to capture investor acquisition through the Broker’s platform’s analytic and communication tools;
•	Consulting with the Company on question customization for investor questionnaire;
•	Consulting with the Company on selection of webhosting services;
•	Consulting with the Company on completing template for the offering campaign page;
•	Advising us on compliance of marketing materials and other communications with the public with applicable legal standards and requirements;
•	Providing advice to the Company on preparation and completion of this Offering Circular;
•	Advising the Company on how to configure our website for the offering working with prospective investors;
•	Providing extensive review, training and advice to the Company and Company personnel on how to configure and use the electronic platform for the offering powered by Novation Solutions Inc. O/A DealMaker (“DealMaker”), an affiliate of the Broker;
•	Assisting the Company in the preparation of state, Commission and FINRA filings related to the Offering; and
•	Working with Company personnel and counsel in providing information to the extent necessary.

Such services shall not include providing any investment advice or any investment recommendations to any investor.

For these services, we have agreed to pay Broker

•	A one-time $82,500 advance against accountable expenses for the provision of compliance consulting services and
•	A cash commission equal to one percent (1%) of the amount raised in this offering.

b.)	Technology Services

The Company has also engaged Novation Solutions Inc. O/A DealMaker (“DealMaker”), an affiliate of Broker, to create and maintain the online subscription processing platform for the offering.

After the qualification by the Commission of the Offering Statement of which this Offering Circular is a part, this offering will be conducted using the online subscription processing platform of DealMaker through our website at invest.dymicron.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third party processor by ACH debit transfer or wire transfer or credit card to an account we designate. There is no escrow established for this offering. We will hold closings upon the receipt of investors’ subscriptions and our acceptance of such subscriptions.

For these services, we have agreed to pay DealMaker

•	A monthly platform hosting and maintenance fee of $2,000;
•	Various usage fees described in the DealMaker Securities Order Form, including $15 per electronic subscription package completed and $15 per funded investor; and
•	Payment processing expenses, which are expected to be approximately three percent (3%) of the offering proceeds and Investor Fee proceeds.

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c.)   Marketing and Advisory Services

The Company has also engaged DealMaker Reach, LLC (“Reach”), an affiliate of Broker, for certain marketing advisory and consulting services.  Reach will consult and advise on the design and messaging on creative assets, website design and implementation, paid media and email campaigns, advise on optimizing the Company’s campaign page to track investor progress, and advise on strategic planning, implementation, and execution of Company’s capital raise marketing budget.

For these services, we have agreed to pay Reach

1.	A monthly fee of $14,000 in cash up to a maximum of $168,000

The Administrative and Compliance fees, the Technology Services Fees, and the Marketing and Advisory Services described above in a.), b.) and c.), will, in aggregate, not exceed the following maximums set forth below

Total Offering Amount	Maximum Compensation
$15,000,000.00	7.5%
$10,000,000.00	8%
$5,000,000.00	9%

Investor Fee

Investors will be required to pay an Investor Fee to the Company to help offset transaction costs equal to $55 at the time of the subscription. A portion of this fee is paid to DealMaker, an affiliate of the Broker in the form of payment processing expenses, which are expected to be approximately three percent (3%) of the proceeds. These expenses are included in the anticipated maximum compensation set forth in the table above.

Subscription Procedures

The minimum investment in this offering is $1,000.50, or 174 shares of Non-Voting Common Stock (at $5.75 per share).

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, and checks will not be accepted. Investors will subscribe via the Company’s website and investor funds will be processed via DealMaker’s integrated payment solutions. Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for 90 days).

The Company will be responsible for payment processing fees. Upon each closing, funds tendered by investors will be made available to the Company and the selling stockholders for their use.

In order to invest you will be required to subscribe to the offering via the Company’s website integrating DealMaker’s technology and agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit attached thereto.

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Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of their net worth (excluding the investor’s principal residence).

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor. After Broker has completed its review of a subscription agreement for an investment in the Company, and the Company has elected to accept the investor into the offering, the funds may be released to the Company.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Company has not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or credit card will be returned to subscribers within 30 days of such rejection without deduction or interest.

DealMaker Securities LLC (the “Broker”) has not investigated the desirability or advisability of investment in the Common Stock, nor approved, endorsed or passed upon the merits of purchasing the Common Stock. Broker is not participating as an underwriter and under no circumstance will it recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Broker is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

Persons who desire information about the offering may find it at invest.dymicron.com. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the invest.dymicron.com site.

The Company will also publicly market the offering using general solicitation through methods that include emails to potential investors, online advertisements, and press releases. We will use the invest.dymicron.com and other social media to provide notification of the offering. Persons who desire information will be directed to a landing page on invest.dymicron.com.

The shares of Non-Voting Common Stock sold under this offering have not been qualified for distribution by prospectus in Canada and may not be offered, sold or re-sold in Canada or to a Canadian purchaser except pursuant to a Canadian prospectus or a prospectus exemption existing under Canadian securities laws.

In the event that it takes some time for the Company to raise funds in this offering, the Company will rely on income from sales, funds raised in any offerings from accredited investors.

In the event that the Company terminates the offering while investor funds are held, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT PURCHASE PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

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Provisions of Note in Our Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the subscription agreement to be brought in a state or federal court of competent jurisdiction in the State of Utah, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe the provision benefits us by providing increased consistency in the application of Utah law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a Company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The subscription agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, other than claims arising under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

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USE OF PROCEEDS TO ISSUER

Assuming a maximum raise of $15,824,560, the net proceeds of this offering would be approximately $12,499,500 after subtracting estimated total offering costs of $3,325,060, consisting of expenses and fees related to legal, accounting, auditors, marketing of the offering, Broker, EDGARization, and blue-sky compliance.

Assuming a raise of $10,444,210 , representing 66% of the maximum offering amount, the net proceeds of this offering would be approximately $7,949,500 after subtracting estimated offering costs of $2,494,710, consisting of expenses and fees related to legal, accounting, auditors, marketing, Broker, EDGARization, and blue-sky compliance.

Assuming a raise of $ $5,222,105, representing 33% of the maximum offering amount, the net proceeds of this offering would be approximately $3,549,500 after subtracting estimated offering costs of $1,672,605, consisting of expenses and fees related to legal, accounting, auditors, marketing, Broker, EDGARization, and blue-sky compliance.

Please see the table below for a summary our intended use of the net proceeds from this offering

Percent	$5,222,105 Raise		$10,444,210 Raise		Maximum Offering $15,824,560 Raise
Allocation	Use Category	%	Use Category	%	Use Category
51%	Clinical Trials to Support Triadyme®-C FDA Application (PMA)	67%	Clinical Trials to Support Triadyme®-C FDA Application (PMA)	73%	Clinical Trials to Support Triadyme®-C FDA Application (PMA)
6%	Commercialization of Triadyme®-C in Europe	5%	Commercialization of Triadyme®-C in Europe	4%	Commercialization of Triadyme®-C in Europe
3%	Research and Development (1)	3%	Research and Development (1)	3%	Research and Development (1)
40%	General and Administrative (2)	25%	General and Administrative (2)	20%	General and Administrative (2)

(1)	Related primarily to ongoing technical support for the Triadyme®-C, as may be needed from time to time.
(2)	General and Administrative expenses will include compensation to our executive officers.

Because the offering is a “best efforts”, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company

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THE COMPANY’S BUSINESS

Overview

Dymicron is an innovation-driven medical device technology company that is advancing a new generation of musculoskeletal devices made from Polycrystalline Diamond (PCD)—one of the strongest substances known to man, and a material for which Dymicron has patented in all human interbody applications. The Company currently offers one product – the Triadyme®-C, which is an innovative cervical total disc replacement device that replicates natural spinal motion and is made from PCD which we believe is an optimal disc replacement implant.

Dymicron’s mission is to improve patient outcomes for artificial cervical disc replacement using revolutionary “diamond-on-diamond” technology to minimize the pathologies caused by wear debris.

Organizational History

Dymicron was incorporated on February 7, 1997 under the laws of the State of Utah. The Company was originally incorporated as Diamicron, Inc. until it changed its name to Dimicron, Inc. effective April 20, 2011. On September 30, 2014 the Company registered the “doing business as” (dba) name of Dymicron. Since its inception, the Company has engaged itself in the research and development of high pressure/high temperature synthesis of PCD materials for medical device applications.

Our subsidiary, Dymicron EU GmbH, is a German limited liability company formed on May 13, 2016. The Company’s operations in Europe are conducted through Dymicron EU GmbH. Currently, these operations consist primarily of assisting with the direct sales of our products in Germany and the distribution of our products in Spain.

Principal Products and Services

Dymicron’s primary business is the design and manufacture of innovative artificial joint replacements using our unique, proprietary Polycrystalline Diamond material. With the same hardness as natural diamond, PCD produces virtually no detectable wear and, therefore, minimizes the risk of any wear debris-related complications and can last several patient lifetimes.

As of the date of this Offering Circular, we have one product – the Triadyme®-C, for which we have secured CE Marking - a requisite European Union certification that permits the Triadyme®-C to be distributed commercially in Europe. The Triadyme®-C is currently being sold in Spain and Germany.

The Triadyme®-C has not yet been approved for sale by the FDA in the United States, which is our primary target market.

Triadyme®-C

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Triadyme®-C is an artificial cervical disc made from Polycrystalline Diamond (PCD), our proprietary patented material. PCD is almost entirely comprised of carbon in its strongest-material-in-the-universe form, and is the most wear-resistant material known – making it essentially immune to the wear that leads to debris in cervical discs made from other materials, such as metal and plastic. In addition to enjoying the benefits of the PCD’s undetectable wear debris, the unique Tri-Lobe biomechanical design of the Triadyme®-C disc also replicates the natural motion and mobility of a normal disc and creates better stability. Unlike three-piece systems, Triadyme®-C has a two-piece design, which means both components are anchored and integrated into bone.

Market

According to the Artificial Cervical Intervertebral Disc Market Forecast to 2028 published by Insight Partners in June 2022, the global cervical total disc replacement market size is expected to grow from $1.621 billion in 2022 to $4.375 billion by 2028. It is estimated to grow at a Compound Annual Growth Rate (CAGR) of 18.0% from 2022 to 2028.

The cervical total disc replacement market in the United States, which holds the largest share of the market, is expected to grow from $449.75 million in 2022 to $1.232 billion by 2028, at a CAGR of 18.3% during 2022–2028.

The expected growth of the cervical total disc replacement market is attributed to the rising prevalence of cervical injuries. Trauma is the major contributor to cervical injuries, including vehicle accidents, penetrating or blunt trauma, falls, and sports or diving injuries. As per the study “Estimating the Number of Traffic Crash-Related Cervical Spine Injuries in the United States: an Analysis and Comparison of the National Crash and Hospital Data,” published in 2020, in the United States, ~869,000 traffic crash-related cervical spine injuries are observed in hospitals annually, of which ~841,000 are sprain/strain (whiplash) injuries, 2,800 are spinal disk injuries, 23,500 are fractures, 2,800 are spinal cord injuries, and 1,500 dislocations. Further, most sports injuries are orthopedic injuries, including strains, sprains, fractures, broken ligaments, pain, and swelling; these may be acute or chronic. According to Stanford Children’s Health, ~30 million youth and children in the United States play sports annually, and more than 3.5 million sports-related injuries are reported each year. A cervical fracture results from high-energy trauma, such as a fall in gymnastics, hockey, football, or diving. The incidence of fractures is high in athletes. As per the Spinal Cord Injury Facts and Figures at a Glance, 2020, in the United States, approximately 7.8% of the total spinal cord injuries (SCI) are due to sports. According to the US Consumer Product Safety Commission (CPSC), in 2018, ~23,720 neck fractures were treated at hospital emergency rooms in the United States; of these, ~3,194 fractures were due to sports. The incidence of sports injuries increases with surged participation in sports and active participation in fitness activities due to the growing focus on healthy living worldwide. Additionally, as per the National Spinal Cord Injury Statistical Center, diving is the fifth leading cause of severe cervical spinal cord injury. Therefore, the demand for the artificial cervical intervertebral disc is increasing due to the rising incidences of cervical injuries.

The cervical intervertebral disc has the ability to absorb a huge compressive load while providing different types of motion between the bones in the neck. Market players have developed several artificial intervertebral cervical discs that are used to treat cervical disc problems. Artificial cervical disc replaces the movement and cushioning function of damaged cervical disc.

The growth of the market in the country is primarily driven due to increasing product development and growing government support to enhance the healthcare sector. Approximately, 30 million children and adolescents participate in youth sports in the United States, leading to an increase in the number of sports injuries among America’s young athletes. In United States, market’s growth is primarily driven by the increasing prevalence of arthritis, obesity, organ dislocation, a growing number of product launches by key players. Further, the prevalence of bone and joint conditions, increasing aging population, and the growing number of product approvals and developments, is expected to create opportunities for the market’s growth.

Competition

The medical device industry and the market for cervical total disc replacement in particular, is highly competitive, subject to rapid technological change and significantly affected by new product introductions and market activities of other participants. We believe that our significant competitors include Medtronic, Zimvie, Globus Medical, Nuvasive, Orthofix and Centinel Spine, which together represent a significant portion of the cervical total disc replacement market. In particular, each of these significant competitors have products that directly compete with our Triadyme®-C product – although to our knowledge, no other cervical disc replacement devices are in development or currently exist that have the ability to eliminate wear-debris completely like the Triadyme®-C.

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We also compete with many other cervical total disc replacement market participants such as SpineArt, Synergy Spine Solutions, Aesculap, NG Medical, Spineway, Signus and Axiomed, whose products generally have a smaller market share than the significant competitors listed above. At any time, these and other potential market entrants may develop new devices or treatment alternatives that may compete directly with our products. In addition, they may gain a market advantage by developing and patenting competitive products or processes earlier than we can or by obtaining regulatory clearances or market registrations more rapidly than we can.

Many of our current and potential competitors have significantly greater financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their products. Our competitors may also have more extensive customer bases and broader customer relationships than we do, including relationships with our potential customers. In addition, many of these companies have longer operating histories and greater brand recognition than we do. Because of the size of the market for cervical total disc replacement and the high growth profile of the segments in which we compete, we anticipate that companies will dedicate significant resources to developing competing products.

Our Advantage

We believe our primary competitive advantage over other market participants is the strength of the Triadyme®-C, which we believe is superior to other cervical total disc replacement designs in the market.

The majority of cervical disc designs in use today use simplistic geometry that is unable to replicate the complexity of healthy spinal motion, resulting in poor motion in the disc. Poor motion can result in subsequent degeneration and additional problems for patients who receive these implants.

The design of these discs are limited by the wear properties of their materials. The majority of cervical discs are manufactured with metal (cobalt chrome) endplates and plastic (polyethylene) cores. Some discs utilize metal-on-metal, ball-and-socket designs. Movement of the artificial disc endplates over the disc core causes metal and poly wear debris and metal ions to be released from the disc into the body.

At a November 2019 FDA Immunology Devices Panel Advisory Committee meeting held at Rush University Medical Center in Chicago, the committee noted that approximately 55% of total joint failures are due to loosening caused by wear particles. Metal wear debris can cause adverse, long-term local tissue reactions and systemic effects (local pseudotumors and aseptic prosthesis loosening).

At the same November 2019 FDA Immunology Devices Panel Advisory Committee meeting, the committee noted that many patients have expressed hardships following implantation with a metal implant, and certain metal-on-metal orthopedic implants have raised questions about the potential for some patients to develop unexpected or heightened biological responses to the implant.

The Triadyme®-C is the only product we are aware of that offers a solution to both the issues of wear-debris and mobility in the disc, due to our unique Polycrystalline Diamond (PCD) material, which generates no detectable wear debris, and the unique Tri-Lobe biomechanical design of the Triadyme®-C disc, which we believe better replicates the natural motion and mobility of a normal disc.

Manufacturing

We have developed a robust in-house manufacturing process for the Triadyme-C at our headquarters in Orem, Utah, where we have a fully-functioning manufacture facility that produces the Triadyme-C. Dymicron owns all of the of the equipment used to manufacture this product.

Raw materials used in the manufacturing of the Triadyme-C are purchased from various suppliers based in the United States.

Manufacturing Services

To support its operations while it seeks FDA approval of the Triadyme-C, the Company rents out its machinery to third-party customers for the manufacturing of their products. Prior to its first sales of the Triadyme-C in 2020, revenues from renting out its manufacturing equipment was the sole source of revenue of the Company. As of the date of this Offering Circular, the Company rents out its facilities to a single company, which pays the Company various per-use (approximately $30 per machine use) and per-product (approximately $55 per product manufactured) fees for use of the Company’s facilities and machinery. The Company expects that, if it receives FDA approval of its intended PMA Application for the Triadyme-C, it will cease renting out its manufacturing equipment to third parties.

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Distribution, Customers, and Sales

After production at our manufacturing facility in Orem, Utah, finished Triadyme-C discs are shipped to warehouse facilities in Germany operated by a third-party logistics provider, Meotec GmbH, that provides storage and shipping services for our Company to healthcare institutions in Europe. We pay a monthly fee of 2,950 Euros to Meotec GmbH for its services, as well as for the warehouse facilities, which we rent from Meotec GmbH as well.

We market and sell our products through two principal channels: (i) direct to healthcare institutions, such as hospitals; and (ii) through stocking distributors.

With direct channel accounts, inventory is generally consigned to our healthcare institution customers, all of which are currently located in Germany.  With sales to stocking distributors, title to product passes upon shipment. We generally ship our orders via expedited courier.  Since most of our sales occur at the time of an elective procedure, we generally do not have firm orders.

Direct sales represented approximately 45% of our net sales in 2021, the majority of which was generated from sales to a single hospital in Hamburg, Germany – Klinikum Itzehoe (which accounted for approximately 30% of our total net sales in 2021). The remaining 55% of our net sales was generated from sales to a single stocking distributor based out of Spain which buys our products, and resells them to healthcare institutions. Pursuant to a distribution agreement entered into in July 2021, this stocking distributor has exclusive rights to sell the Triadyme-C in Spain and Portugal. This stocking distributor is not required to purchase any amount of product under this agreement. Additionally, we expect that revenues from this agreement will comprise a significantly lower portion of our total revenues going forward, as this stocking distributor placed a large initial order of our product to help streamline its sales process going forward, and it is not expected that it will need to order additional product from us in the near future. Additionally, approximately half of the revenues generated from sales to this stocking distributor in 2021 were generated from instrumentation that is used in connection with procedures utilizing our Triadyme®-C. Since this instrumentation is reusable, we do not expect to make another sale of such instrumentation to this stocking distributor.

The initial term of the distribution agreement between the Company and this stocking distributor is three years – after which, unless earlier terminated, the agreement will automatically renew for two successive two-year periods. The Company and this stocking distributor each have the right to terminate the agreement upon 30 days’ notice to the other party upon a material breach of the terms of the agreement by the other party, as well as, among other things, if there is a change of control of either the Company or this stocking distributor. Upon termination, this stocking distributor has the right to sell back to the Company its inventory of the Company’s products.

We stock inventory in our warehouse facilities and retain title to consigned inventory in an effort to have sufficient quantities available when products are needed for surgical procedures.  Safety stock levels are determined based on a number of factors, including demand, manufacturing lead times and quantities required to maintain service levels.

We utilize a network of sales associates, sales managers and support personnel, all of whom are not employees of the Company, but rather contracted through independent distributors and sales agencies.

Employees

Our Company has 17 full-time employees and 1 part-time employee. 16 of our full-time employees and our part-time employee are employed in the United States at Dymicron, Inc., and 1 of our full-time employees are employed in Germany by our subsidiary, Dymicron EU GmbH.

The Company generally enters into agreements with its employees that contain confidentiality provisions to control access to, and invention or work product assignment provisions to clarify ownership of, our proprietary information. Each of the employment agreements between the Company and its executive officers state that employees are “at-will” employees, and may be terminated at any time for any reason by the Company.

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Government Regulation

While we currently sell products in Europe, our primary goal is to sell our products in the United States. Medical products and devices are regulated by the FDA in the United States and can be regulated by foreign governments for devices sold internationally. The Federal Food, Drug and Cosmetic Act and regulations issued by the FDA regulate testing, manufacturing, packaging, labelling, and marketing of medical devices. Under the current regulations and standards, we believe that our devices are subject to general controls, including compliance with labeling and record-keeping rules.

Unless an exemption applies, each medical device we wish to commercially distribute in the United States will require marketing authorization from the FDA prior to distribution. The two primary types of FDA marketing authorization are premarket clearance (also called 510(k) clearance) and premarket approval (also called PMA approval). The type of marketing authorization applicable to a specific device—510(k) clearance or PMA approval—is generally linked to the classification of the device.

The FDA classifies medical devices into one of three classes (Class I, II or III) based generally on the degree of risk the FDA determines to be associated with a device and the extent of control deemed necessary to ensure the device’s safety and effectiveness. Devices requiring fewer controls because they are deemed to pose lower risk are placed in Class I or II. Class I devices are deemed to pose the least risk and are subject only to general controls such as requirements for establishment registration and device listing, device labeling, premarket notification and adherence to parts of the FDA’s Quality System Regulation, or QSR. Class II devices are intermediate risk devices that are subject to general controls and special controls such as performance standards, product-specific guidance documents, special labeling requirements, patient registries, or postmarket surveillance. Class III devices are those deemed by FDA to pose the greatest risk and include life-sustaining, life-supporting or implantable devices, and devices not “substantially equivalent” to a device that is already legally marketed.

Most Class I devices and some Class II devices are exempted by regulation from the 510(k) clearance requirement and can be marketed without prior authorization from the FDA. Class I and Class II devices that have not been so exempted are eligible for marketing through the 510(k) clearance pathway. By contrast, devices placed in Class III generally require PMA approval prior to commercial marketing. The PMA approval process is generally more stringent, time-consuming and expensive than the 510(k) clearance process and has significant post-approval obligations.

We believe that Triadyme®-C is a Class III medical device, and will require a PMA approval.

FDA Requirements for Premarket Approval

A PMA application must be submitted if a device cannot be cleared for its intended use through the 510(k) process. The PMA process is usually significantly more demanding than the 510(k) clearance process.

A PMA application must be supported by valid scientific evidence, which typically requires extensive data, including technical, preclinical, clinical and manufacturing data, to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device. A PMA application also must include a complete description of the device and its components, a detailed description of the methods, facilities and controls used to manufacture the device, and proposed labeling. After a PMA application is submitted and found to be sufficiently complete, the FDA begins an in-depth review of the submitted information. During this review period, the FDA may request additional information or clarification of information already provided. Also during the review period, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. In addition, the FDA generally will conduct a pre-approval inspection of the manufacturing facility to ensure compliance with the QSR, which requires manufacturers to adopt and follow design, testing, control, documentation and other quality assurance procedures. The FDA may also conduct inspections of the investigational sites involved with data collection.

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FDA review of a PMA application is required by statute to take no longer than 180 days, although the process typically takes significantly longer, and may require several years to complete. The FDA can delay, limit or deny approval of a PMA application for many reasons, including:

•	the data from preclinical studies and clinical trials may be insufficient to demonstrate the safety and effectiveness of the device;

•	the manufacturing process or facilities may not meet applicable requirements; and

•	changes in FDA approval policies or adoption of new laws or regulations may require additional data.

If the FDA evaluations of both the PMA application and the manufacturing facilities are favorable, the FDA will either issue an approval letter or an approvable letter, which usually contains a number of conditions which must be met in order to secure final approval of the PMA. When and if those conditions have been fulfilled to the satisfaction of the FDA, the agency will issue a PMA approval letter authorizing commercial marketing of the device for certain indications. If the FDA’s evaluation of the PMA or manufacturing facilities is not favorable, the FDA will deny approval of the PMA or issue a not approvable letter. A not approvable letter describes the deficiencies in the application and may require additional clinical trials, which may delay PMA approval for several months or years while the trials are conducted and then the data submitted in an amendment to the PMA. The PMA process can be expensive, uncertain and lengthy and a number of devices for which FDA approval has been sought by other companies have never been approved for marketing. Even if a PMA application is approved, the FDA may approve the device with an indication that is narrower or more limited than originally sought. The agency can also impose restrictions on the sale, distribution, or use of the device as a condition of approval, or impose postapproval requirements such as continuing evaluation and periodic reporting on the safety, effectiveness and reliability of the device for its intended use.

New PMA applications or PMA supplements are generally required for changes that affect the safety or effectiveness of the device, such as modifications to the manufacturing process, labeling, intended use, device specifications, materials or design of a device once it is approved through the PMA process. PMA approval supplements often require submission of the same type of information as required in an initial PMA application, except that the supplement is limited to information needed to support any changes from the device covered by the original PMA application.

Clinical Trials

Clinical trials are almost always required to support a PMA application. If an investigational device could pose a significant risk, as defined by the FDA, the FDA must approve an Investigational Device Exemption, or IDE, application, prior to the initiation of the investigational use. A study for a non-significant risk device does not require prior FDA approval. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE application must be approved in advance by the FDA, generally for a specified number of patients and U.S. sites. The study protocol and informed consent must also be approved by appropriate institutional review boards at the clinical trial sites for both significant and non-significant risk devices before the clinical trials may begin.

We have not yet begun any clinical trials, and have not yet received FDA approval of an IDE application. The FDA’s approval of an IDE allows clinical testing to go forward, but does not bind the FDA to accept the results of the trial as sufficient to prove the product’s safety and effectiveness, even if the trial meets its intended success criteria. With certain exceptions, changes made to an investigational plan after an IDE is approved must be submitted in an IDE supplement and approved by FDA (and by governing institutional review boards when appropriate) prior to implementation. All clinical trials must be conducted in accordance with the FDA’s IDE regulations, which govern investigational device labeling and prohibit promotion, test marketing, or commercialization of an investigational device, and any representation that such a device is safe or effective for the purposes being investigated. The IDE regulations also specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. Clinical trials must further comply with the FDA’s regulations for institutional review board approval and for informed consent by study participants, as well as with other FDA requirements for good clinical practices, such as disclosure of certain financial interests by clinical investigators. The FDA may require appropriate actions to ensure that clinical data are reliable, including data audits, analyses or studies, or exclusion of any data deemed subject to bias. Additionally, required records and reports are subject to inspection by the FDA. The results of clinical testing may be unfavorable or, even if the intended safety and effectiveness success criteria are achieved, may not be considered sufficient for the FDA to grant approval or clearance of a product. The commencement or completion of any of our clinical trials may be delayed or halted, or be inadequate to support approval of a PMA application, for numerous reasons, including, but not limited to, the following:

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•	the FDA might require us to modify a previously approved protocol, and any such modifications could require that we enroll additional subjects in the study;

•	subjects may not enroll in clinical trials or complete follow-up at the rate we expect or may not comply with clinical protocols;

•	subjects may experience adverse events or side effects;

•	clinical investigators currently participating in a trial might drop out of the trial, which could require us to engage new sites and we may, or may not be able to do so successfully or in a timely matter;

•	clinical investigators may not perform a trial on our anticipated schedule or consistent with the clinical trial protocol, investigator agreements, good clinical practices or other FDA requirements;

•	third-party contract research organizations may not perform data collection and analysis in a timely or accurate manner, or may fail to adequately monitor the study;

•	we may be required to undertake corrective action or suspend or terminate our clinical trials if serious risks occur or if we fail to satisfy any requirement or condition of IDE approval, or if regulatory inspections find us or our third-party contractors or clinical sites not to be in compliance with regulatory requirements;

•	regulatory authorities could require additional data analyses, audits, or studies, or exclude a site’s or sites’ data from consideration;

•	the interim or final results of the clinical trial or the trial design may be determined to be inadequate to demonstrate safety or effectiveness; and

•	government law, regulations or policies might change.

We intend to submit our application for IDE clinical trials in 2023. The FDA must notify us within 30 days after receiving the IDE application if the application has been approved, approved with conditions or disapproved. The average time for a decision is 90 to 120 days. Assuming we receive approval, we intend to initiate those clinical trials in 2023, If we are successful in doing so, we believe it could take approximately 3 years to complete these trials from the time the trials commence. Assuming we successfully complete the clinical trials, we expect to file a PMA application for our Triadyme®-C in 2026.We estimate that FDA’s review of our PMA application could take up to two years. Assuming our PMA application is approved, we expect our Triadyme®-C could be available for sale in 2028 or 2029.

Our clinical trials may not generate favorable data to support any further PMA applications, and we may not be able to obtain required FDA approvals or clearances on a timely basis, or at all. Delays in receipt of or failure to receive such approvals or clearances, the loss of previously received approvals or clearances, or failure to comply with existing or future regulatory requirements would have a material adverse effect on our business, financial condition and results of operations. Even if granted, the approvals or clearances may include significant limitations on the intended use and indications for use for which our products may be marketed.

Even if regulatory approval or clearance of our Triadyme®-C and our other products is granted, the approval or clearance is likely to be subject to limitations on the indication for which the product may be marketed. If the FDA determines that our advertising, labeling or promotional materials or our training or marketing and sales practices constitute promotion of off-label use, it could request that we modify our training or promotional materials or subject us to regulatory enforcement actions, including the issuance of a warning letter, injunction, seizure, civil fine and criminal penalties.

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Continuing FDA Regulation

After a device is approved and placed in commercial distribution, numerous regulatory requirements apply. These include:

•	establishment registration and device listing;

•	the QSR, which requires manufacturers to establish and follow design, testing, control, documentation and other quality assurance procedures, including procedures related to the handling and investigation of product complaints and other product quality issues;

•	labeling regulations, which prohibit the promotion of products for unapproved or “off-label” uses and impose other restrictions on labeling;

•	medical device reporting regulations, which require that manufacturers report to the FDA if a device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if malfunctions were to recur;

•	corrections and removal reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA caused by the device that may present a risk to health; and

•	periodic reports and notification of manufacturing changes.

Also, the FDA may require us to conduct postmarket approval studies or postmarket surveillance or order us to establish and maintain a system for tracking our products through the chain of distribution to the patient level. The FDA and the Food and Drug Branch of the California Department of Health Services enforce regulatory requirements by conducting periodic, announced and unannounced inspections and market surveillance. Inspections may include the manufacturing facilities of our subcontractors, and we may be held liable by the FDA in some situations if it deems those facilities or subcontractors noncompliant.

Failure to comply with applicable regulatory requirements, including those applicable to the conduct of our clinical trials, can result in enforcement action by the FDA, which may lead to any of the following sanctions:

•	untitled letters or warning letters;

•	fines and civil penalties;

•	unanticipated expenditures;

•	delays in clearing or approving or refusal to clear or approve, the Triadyme®-C;

•	withdrawal or suspension of 510(k) clearance or PMA approval;

•	product recall or seizure;

•	orders for physician notification or device repair, replacement, or refund;

•	interruption or total shutdown of production;

•	operating restrictions;

•	injunctions; and

•	criminal prosecution.

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We and our contract manufacturers, specification developers, and some suppliers of components or device accessories, are also required to manufacture our products in compliance with current Good Manufacturing Practice, or GMP, requirements set forth in the QSR. The QSR requires a quality system for the design, manufacture, packaging, labeling, storage, installation and servicing of marketed devices, and includes extensive requirements with respect to quality management and organization, device design, buildings, equipment, purchase and handling of components, production and process controls, packaging and labeling controls, device evaluation, distribution, installation, complaint handling, servicing, and record keeping. The FDA enforces the QSR through periodic announced and unannounced inspections that may include the manufacturing facilities of our subcontractors. If the FDA believes we or any of our contract manufacturers or regulated suppliers are not in compliance with these requirements, it can shut down our manufacturing operations, require recall of our products, refuse to clear or approve new marketing applications, institute legal proceedings to detain or seize products, enjoin future violations, or assess civil and criminal penalties against us or our officers or other employees. Any such action by the FDA would harm our business. We cannot assure you that we will be able to comply with all applicable FDA regulations.

Third-Party Reimbursement

Hospitals and other healthcare providers that purchase products such as our Triadyme®-C generally rely on third-party payors, such as Medicare, Medicaid, private insurance plans and managed care programs, to pay for all or part of the costs and fees associated with the procedures performed with these devices. Accordingly, the adoption of our products will depend on the adequacy of third-party payments for the Triadyme®-C. The manner in which reimbursement is sought and obtained varies based upon the type of payor involved and the setting in which the product is furnished and utilized. Furthermore, payments from Medicare, Medicaid and other third-party payors are subject to legislative and regulatory changes and are susceptible to budgetary pressures.

European Regulation

In the EU, manufacturing, packaging and marketing of medical devices is regulated by the Medical Device Regulation (“MDR”) and several ISO standards (e.g. 10993, ISO 60601, REACH and RoHs, etc.). In the EU Triadyme®-C is classified as Class IIb, which requires a CE Mark before it can be sold. The CE Mark for Triadyme®-C was most recently certified in March 2020.

For the EU and many other countries that recognize the CE Marking certification, their medical device Quality Management System (“QMS”) is certified under ISO 13485. Dymicron obtained ISO 13485 certification for its EU operations in August 2021.

Labeling, promotional activities and marketing materials are governed by CE Marking in the EU, as well as many other countries in a similar manner to the FDA’s regulation over such activities.

Finally, as in the US, the prices of medical devices are subject to reimbursement programs with varying price control mechanisms in Europe. It is difficult to predict how our products may be covered and/or reimbursed, and those determinations are subject to change.

Intellectual Property

Dymicron holds a number of patents and trademarks. A summary of the Company’s current intellectual property portfolio is summarized in the table below.

Patent Registrations

Title/Matter Name	Filed	Issue Date	Patent No.	Expires	Status
U.S. Patent Application - Use of a Metal and Sn as a Solvent Material for the Bulk Crystallization and Sintering of Diamond to Produce Biocompatible Devices	4/5/06	3/16/10	7,678,325	April 5, 2026 plus 873 days.	Issued
South African Patent Application--Multi-Lobe Artificial Spine Joint	8/6/09	4/28/10	2009/05524	February 8, 2028	Issued
Canadian Patent Application - Articulating Diamond Surfaced Spinal Implants	8/28/03	1/4/11	2497043	August 28, 2023	Issued

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AUSTRALIAN Patent Application - Use of Ti and Nb Cemented TiC in Prosthetic Joints	4/7/11	4/7/11	2011237440	April 7, 2031	Issued
U.S. Patent Application - Multi-Lobe Artificial Spine Joint	2/8/09	4/24/12	8,163,023	Feb 8, 2028 plus 1041 days*	Issued
Use of SN and Pore Size Control to Improve Biocompatibility in Polycrystalline Diamond Compacts	10/5/2011	6/27/12	2011/07300	March 25, 2030	Issued
U.S. Patent Application - Use of a Metal and Sn as a Solvent Material for the Bulk Crystallization and Sintering of Diamond to Produce Biocompatible Devices	4/10/09	5/28/13	8449991	April 5, 2026 plus 1054 days.	Issued
Japanese Patent Application - Multi-Lobe Artificial Spine Joint	8/7/09	6/21/13	5296711	February 8, 2028	Issued
Canadian Patent Application - Multi-Lobe Artificial Spine Joint	8/3/09	9/10/13	2677805	February 8, 2028	Issued
Use of SN and Pore Size Control to Improve Biocompatibility in Polycrystalline Diamond Compacts	3/25/10	11/21/13	2010234990	March 25, 2030	Issued
U.S. Patent Application - Multi-Lobe Artificial Spine Joint	4/12/12	12/10/13	8,603,169	February 8, 2028	Issued
U.S. Patent Application - Use of Ti and Nb Cemented TiC in Prosthetic Joints	4/8/10	12/10/13	8,603,181	Jan. 30, 2020 plus 664 days	Issued
Australian Application - Multi-Lobe Artificial Spine Joint	8/24/09	12/24/13	2008212800	February 8, 2028	Issued
US Non-Provisional Patent Application - Thick Sintered Polycrystalline Diamond and Sintered Jewelry	6/25/10	3/4/14	8663359	June 25, 2030 plus 578 days.	Issued

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Use of SN and Pore Size Control to Improve Biocompatibility in Polycrystalline Diamond Compacts	3/25/10	3/12/14	ZL 201080022237.X	March 25, 2030	Issued
Chinese Patent Application - Multi-Lobe Artificial Spine Joint	9/21/09	3/26/14	ZL 200880009060.2	February 8, 2028	Issued
Korean Patent Application - Multi-Lobe Artificial Spine Joint	2/8/08	6/13/14	1410181	February 8, 2028	Issued
CHINESE Patent Application - Use of Ti and Nb Cemented TiC in Prosthetic Joints	4/7/11	3/25/15	ZL 201180023788.2	April 7, 2031	Issued
Use of SN and Pore Size Control to Improve Biocompatibility in Polycrystalline Diamond Compacts	10/7/11	6/26/15	5767626	March 25, 2030	Issued
U.S. Patent Application - Multi-Lobe Artificial Spine Joint	12/7/13	7/14/15	9,078,763	February 8, 2028	Issued
Canadian Patent Application - Multi-Lobe Artificial Spine Joint	8/27/13	7/5/16	2825442	February 8, 2028	Issued
European Patent Application - Multi-Lobe Artificial Spine Joint	9/21/09	8/31/16	2114313	February 8, 2028	Issued
U.S. Patent Application - Multi-Lobe Artificial Spine Joint	6/30/15	9/13/16	9,439,772	February 8, 2028	Issued
U.S. Patent Application - Use of a Metal and Sn as a Solvent Material for the Bulk Crystallization and Sintering of Diamond to Produce Biocompatible Devices	5/15/13	10/11/16	9,463,092	April 5, 2026 plus 197 days.	Issued
Use of SN and Pore Size Control to Improve Biocompatibility in Polycrystalline Diamond Compacts	11/4/11	9/27/17	EP 2 416 813	March 25, 2030	Issued
U.S. Patent Application - Multi-Lobe Artificial Spine Joint	8/16/16	11/14/17	9,814,597	February 8, 2028	Issued
US Non-Provisional Patent Application - Thick Sintered Polycrystalline Diamond and Sintered Jewelry	2/28/14	11/21/17	9,820,539	June 25, 2030 plus 573 days.	Issued
CANADIAN Patent Application - Use of Ti and Nb Cemented TiC in Prosthetic Joints	10/5/12	5/22/18	2,795,754	April 7, 2031	Issued
U.S. Patent Application - Multi-Lobe Artificial Spine Joint	8/16/16	10/16/18	10,098,752	February 8, 2028	Issued
Use of SN and Pore Size Control to Improve Biocompatibility in Polycrystalline Diamond Compacts	10/5/11	5/28/19	2,757,821	March 25, 2030	Issued

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South African Patent Application - Articulating Diamond Surfaced Spinal Implants	3/24/05	11/22/2005	2005/02467	August 28, 2023	Issued
BRAZILIAN Patent Application - Use of Ti and Nb Cemented TiC in Prosthetic Joints	10/8/12	4/13/2011	BR 11 2012 026799 0	April 7, 2031	Issued
European Patent Application - Articulating Diamond Surfaced Spinal Implants	3/24/05	9/22/10	1 539 052	August 28, 2023	Issued

Patent Applications

Title/Matter Name	Filed	Issue Date	Patent No.	Expires	Status
3426.DIMC.PC.EP.DV	European Patent Application--Multi-Lobe Artificial Spine Joint	8/29/16	16186186.9	N/A	Pending
5452.DIMC.NP	SPINAL ARTIFICIAL DISC REMOVAL TOOL	9/22/20	17028888	N/A	Pending
5452.DIMC.EP	SPINAL ARTIFICIAL DISC REMOVAL TOOL	4/16/22	20867431.7	N/A	Pending

Trademark Registrations

Title/Matter Name	Filed	Serial No.	Issue Date	Patent No.	Expires	Status
DYMICRON	4/27/15	86611467	1/12/16	4887009	01/12/2026 (Renewable)	Registered
DYMICRON - EUROPE	10/23/15	1 276 337	10/23/15	1 276 337	10/23/2025 (Renewable)	Registered
TRIADYME	4/27/15	86611524	1/5/16	4883205	1/2/2026 (Renewable)	Registered
TRIADYME - EUROPE	10/23/15	1 275 748	10/23/15	1 275 748	10/23/2025 (Renewable)	Registered

Litigation

From time to time, the Company may be involved in a variety of legal matters that arise in the normal course of business. The Company is not currently involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise. See “Risk Factors” for a summary of risks our Company may face in relation to litigation against our Company.

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THE COMPANY’S PROPERTY

The Company leases a building at 1186 South 1680 West Orem, Utah 84058, which serves as the Company’s headquarters. The Company utilizes this space for office, warehouse, research and development, and manufacturing purposes.

The Company also rents warehouse space from Meotec Gmbh in Aachen, Germany for an indefinite term.

Our subsidiary, Dymicron EU GmbH, does not lease any physical office space in Germany.

The Company owns all of the equipment used for manufacturing at Orem, UT location.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Dymicron is an innovation-driven medical device technology company that is advancing a new generation of musculoskeletal devices made from Polycrystalline Diamond (PCD)—one of the strongest substances known to man, and a material for which Dymicron has patented in all human interbody applications. The Company currently offers one product – the Triadyme®-C, which is an innovative cervical total disc replacement device that replicates natural spinal motion and is made from PCD which we believe is an optimal disc replacement implant.

Dymicron’s mission is to improve patient outcomes for artificial cervical disc replacement using revolutionary “diamond-on-diamond” technology to minimize the pathologies caused by wear debris.

Significant Accounting Policies

Please see Note 2 to our financial statements for a summary of significant accounting policies related to our financial statements included with this offering statement.

Results of Operations

Year ended December 31, 2020 Compared to Year ended December 31, 2021

Revenues. The Company generated a total of $512,149 in revenues for the year ended December 31, 2021, a significant increase compared to $34,728 revenues for the year ended December 31, 2020. The Company’s revenues consist of revenues recognized at the time that a device is implanted or delivered to a stocking distributor based on contractual obligations and revenues earned over time from leasing its machinery. During 2020 and 2021, the Company generated revenues of $4,544 and $413,929, respectively, from sales of Triadyme®-C in Germany and Spain directly to hospitals and to stocking distributors. Such sales are generated through our wholly-owned subsidiary, Dymicron EU GmbH. The significant increase in sales of the Triadyme®-C in 2021 compared to 2020 was due to a number of factors. Firstly, the Company’s sales of Triadyme®-C in 2020 were negatively impacted by the COVID pandemic. While the Company received its CE Mark in March 2020, allowing it to make sales in Europe, the number of surgical procedures drastically declined shortly thereafter due to the COVID pandemic, and in turn reduced demand for our product. The Company’s first sales of the Triadyme®-C occurred in the fourth quarter of 2020. In 2021, as COVID restrictions lessened and the number of patients undergoing procedures increased, the Company’s sales increased. Additionally, the Company signed its agreement with a stocking distributor based out of Spain in July 2021, which resulted in a significant increase in sales compared to 2020. As described in “The Company’s Business” section of this Offering Circular, the Company does not expect revenues from this stocking distributor to be as significant going forward. The Company also generated revenues of $30,184 and $98,220 in 2020 and 2021 from the lease of its manufacturing machinery to third-party companies.

Cost of Goods Sold. Cost of goods sold consists of primarily of the cost of raw materials used to manufacture our products. The Company incurred $270,311 in cost of goods sold for the year ended December 31, 2021, the Company incurred no costs of goods sold for the year ended December 31, 2020, as raw materials costs related to our products sold in 2020 were incurred in 2019.

Operating Expenses. The Company’s operating expenses for the year ended December 31, 2021 were $4,670,257 – a 25.5% increase compared to $3,721,589 operating expenses for the year ended December 31, 2020. The largest component of operating expenses for the year ended December 31, 2021 was general and administrative expenses. General and administrative expenses increased 29.2% from 2020 to 2021, from $2,256,797 for the year ended December 31, 2020 to $2,914,938 for the year ended December 31, 2021. General and administrative expenses were comprised of payroll expenses (including salaries to executive officers), consulting expenses, rent, insurance, travel, and marketing expenses. The increase in general and administrative expenses in 2021 compared to 2020 is primarily attributable to pay raises given to employees of the Company. General and Administrative expenses also increased as a result of the increase in the Company’s sales in 2021 compared to 2020, as the Company spent more to support on marketing and travel to support its growing sales. The second biggest component of operating expenses for the year ended December 31, 2021 was product development expenses, which were $1,727,918 for the year ended December 31, 2021 compared to $1,434,425 for the year ended December 31, 2020 – a 20.5% increase. Product development expenses were comprised of expenses related to manufacturing and research and development (including payroll to our R&D and manufacturing staff) as well as legal expenses related to protecting our intellectual property portfolio. Product development expenses increased in 2021 primarily as a result of increased sales, which required increased spending on manufacturing to meet product demand.

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Other Expenses. During the year ended December 31, 2021 and 2020, the Company incurred $3,588,008 and $3,271,069, respectively, in interest expenses related to the outstanding Convertible Note issued to Diamicron Lenders, LLC. The 10% increase in interest expense related to these notes in 2021 compared to 2020 is the result of additional borrowings under the Convertible Note in 2021 in the total principal amount of $3,370,000. Interest expense in 2020 was offset by forgiveness of the principal of a PPP Loan. See “Liquidity and Capital Resources --Indebtedness” below.

Other Income. During the year ended December 31, 2020, the Company received a PPP loan in the total principal amount of $238,400. As described further below under “Liquidity and Capital Resources --Indebtedness”, this loan was forgiven during the year ended December 31, 2020, and as a result was treated as income to the Company during the year ended December 31, 2020.

Net Loss. As a result of the foregoing, the Company incurred a net loss of $8,079,571 for the year ended December 31, 2021, compared to a net loss of $6,692,262 for the year ended December 31, 2020 – an increase in net loss of $1,387,309, or 20.7%.

The Company incurred revenues and expenses in two different currencies during the years ended December 31, 2021 and 2020, including dollars and Euros. All assets, liabilities, revenues, and expenses are converted to dollars for recording and presentation in the Company’s consolidated financial statements. The Company recorded foreign currency translation adjustments for the years ended December 31, 2021 and 2020. These adjustments are the currency translation effects and are recorded through other comprehensive income in accordance with FASB ASC 220, Comprehensive Income. In the years ended December 31, 2021 and 2020, the Company’s net comprehensive loss was $7,494,092 and $6,694,537, respectively, after giving effect to such translations.

Six months ended June 30, 2021 Compared to Six months ended June 30, 2022

Revenues. The Company generated a total of $104,292 in revenues for the six months ended June 30, 2022, a decrease compared to $144,676 revenues for the six months ended June 30, 2021. The Company’s revenues consist of revenues recognized at the time that a device is implanted or delivered to a stocking distributor based on contractual obligations and revenues earned over time from leasing its machinery. During the six months ended June 30, 2022 and 2021, the Company generated revenues of $53,652 and $99,166, respectively, from sales of Triadyme®-C in Germany and Spain directly to hospitals and to stocking distributors. Such sales are generated through our wholly-owned subsidiary, Dymicron EU GmbH. The slight decrease in sales of the Triadyme®-C during the six months ended June 30, 2022 compared to the same period during 2021 was due to a number of factors. The Company’s product sales thus far have been affected by COVID in the view of the Company’s management. While the Company did receive its CE Mark in March 2020, allowing it to make sales in Europe, the number of surgical procedures drastically declined shortly thereafter due to the COVID pandemic, and in turn reduced demand for our product. The Company’s first sales of the Triadyme®-C occurred in the fourth quarter of 2020. European sales increased in in the first half of 2021 as COVID restrictions began to lift, but subsequently declined in the first half of 2022 because the select number of doctors and hospital we work with did not schedule as many elective disc surgeries. The stocking distributor based out of Spain placed a large stocking order at the end of 2021. Because of the beginning stock order, they did not need to purchase any additional inventory during the six months ended June 30, 2022. This added to the decrease in sales for the six months ended June 30, 2022 compared to the same period in 2021. As described in “The Company’s Business” section of this Offering Circular, the Company does not expect revenues from this stocking distributor to be as significant going forward. The Company also generated revenues of $50,640 and $45,510 during the six months ended June 30, 2022 and 2021 from the lease of its manufacturing machinery to third-party companies.

Cost of Goods Sold. Cost of goods sold consists of primarily of the cost of raw materials used to manufacture our products. The Company incurred $49,831 and $64,755 in cost of goods sold for the six months ended June 30, 2022, and 2021.

Operating Expenses. The Company’s operating expenses for the six months ended June 30, 2022 were $2,273,029 – a 23.7% increase compared to $1,732,585 operating expenses for the six months ended June 30, 2021. The largest component of operating expenses for the six months ended June 30, 2022 was general and administrative expenses. General and administrative expenses increased 17.11% from the six months ended June 30, 2021 to the six months ended June 30, 2022, from $1,390,431 for the six months ended June 30, 2021 to $1,628,404 for the six months ended June 30, 2022. General and administrative expenses were comprised of payroll expenses (including salaries to executive officers), consulting expenses, rent, insurance, travel, and marketing expenses. The increase in general and administrative expenses during the six months ended June 30, 2022 compared to the same period in 2021 is primarily attributable to pay raises given to employees of the Company. General and administrative expenses also increased as a result of hiring employees to increase the production of our Triadyme®-C discs. The second biggest component of operating expenses for the six months ended June 30, 2022 was product development expenses, which were $607,389 for the six months ended June 30, 2022 compared to $330,425 for the six months ended June 30, 2021 – a 83.8% increase. Product development expenses were comprised of expenses related to manufacturing and research and development (including payroll to our R&D and manufacturing staff) as well as legal expenses related to protecting our intellectual property portfolio. Product development expenses increased during the six months ended June 30, 2022 primarily as a result of expenses related to testing and consulting services related to our IDE application to the FDA.

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Other Expenses. During the six months ended June 30, 2022 and 2021, the Company incurred $1,892,164 and $1,745,845, respectively, in interest expenses related to the outstanding Convertible Note issued to Diamicron Lenders, LLC. The 8.38% increase in interest expense related to these notes during the six months ended June 30, 2022 compared to the same period in 2021 is the result of additional borrowings under the Convertible Note during the six months ended June 30, 2022, in the total principal amount of $1,650,000. See “Liquidity and Capital Resources --Indebtedness” below.

Other Income. During the six months ended June 30, 2021, the Company received a PPP loan in the total principal amount of $238,400. As described further below under “Liquidity and Capital Resources --Indebtedness”, this loan was forgiven during the six months ended June 30, 2021, and as a result was treated as income to the Company during the six months ended June 30, 2021.

Net Loss. As a result of the foregoing, the Company incurred a net loss of $4,084,223 for the six months ended June 30, 2022, compared to a net loss of $3,378,069 for the six months ended June 30, 2021 – an increase in net loss of $706,154, or 20.9%.

The Company incurred revenues and expenses in two different currencies during the six months ended June 30, 2022 and 2021, including dollars and Euros. All assets, liabilities, revenues, and expenses are converted to dollars for recording and presentation in the Company’s consolidated financial statements. The Company recorded foreign currency translation adjustments for the six months ended June 30, 2022 and 2021. These adjustments are the currency translation effects and are recorded through other comprehensive income in accordance with FASB ASC 220, Comprehensive Income. In the six months ended June 30, 2022 and 2021, the Company’s net comprehensive loss was $4,061,949 and $3,382,538, respectively, after giving effect to such translations.

Liquidity and Capital Resources

As of June 30, 2022, the Company had $1,202,541 in cash on hand, and had positive working capital of $1,369,500. The Company is currently generating revenues through sales of its Triadyme®-C, but has not yet generated profits. The Company has historically been capitalized by “friends and family” investments from related parties and its officers and directors, through issuances of equity and convertible debt. The Company plans to continue to try to raise additional capital through this offering, future equity and/or debt offerings, or any other method available to the Company. Absent additional capital, the Company may be forced to significantly reduce its operations, and could become insolvent. If we raise the maximum in this offering, we will seek to commence clinical trials related to our IDE application as soon as practicable. Once commenced, we believe we could continue operations for an additional 12 months from the date of commencement of these trials without raising additional capital. We note that, even if we raise the maximum offering amount in this offering, we estimate we would still need to raise additional capital to complete the clinical trials required for our intended PMA application.

Alan Layton Commitment

In July 2020, Alan Layton committed to invest $10,000,000 in the Company through the “Class G” series under the Convertible Note with Diamicron Lenders (discussed further below under “Indebtedness”). “). As of December 31, 2022, he has invested $8,650,000 in the “Class G” series. On January 4, 2023, Mr. Layton invested an additional $990,000 into the “Class G” series. Mr. Layton has indicated he will invest the remaining $360,000 under this commitment as needed by the Company.

Indebtedness

Convertible Notes to Related Parties

From 2009 to 2022, the Company conducted several exempt private placement offerings pursuant to Section 4(a)(2) of the Securities Act in which it raised proceeds through the issuance of convertible notes to a number of investors, many of whom are related parties of the Company. Instead of receiving individual convertible notes from the Company, the investors in the offerings formed an entity, Diamicron Lenders, LLC, a Utah limited liability company (“Diamicron Lenders”), which acted as a special-purpose-vehicle to facilitate investment in the Company. Investors purchased membership interests in Diamicron Lenders in the amount that they sought to lend to the Company; the Company issued Diamicron Lenders a single convertible promissory note in exchange for those funds. As the Company conducted subsequent private placements for additional funds, the Company entered into an amended and restated convertible promissory note with Diamicron each time to reflect the terms of the new investment in the Company. To date, the Company has received seven series of investments under the convertible promissory note with Diamicron Lenders, which is now the Tenth Amended, Restated And Consolidated Convertible Promissory Note between the Company and Diamicron Lenders (the “Convertible Note”). Each series has its own terms under the Convertible Note, and we refer to the seven series as “Class A” through “Class G”.

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As of June 30, 2022 the total principal balance under the Convertible Note was $45,391,100 (not including accrued interest). The terms of the various series, as well as principal amount issued in each of series, is summarized below.

Class A

•	Total Principal Balance (not including accrued interest): $4,999,900;
•	Interest accrues at 8% per annum;
•	Interest and principal due at maturity on December 31, 2025;
•	Convertible into Voting Common Stock of the Company at $0.28 per share at the note holder’s option;
•	Secured by all Company assets.

Class B

•	Total Principal Balance (not including accrued interest): $1,990,000;
•	Interest accrues at 9% per annum;
•	Interest and principal due at maturity on December 31, 2025;
•	Secured by all Company assets;
•	Not convertible into equity of the Company.

Class C

•	Total Principal Balance (not including accrued interest): $7,000,000;
•	Interest accrues at 10% per annum;
•	Interest and principal due at maturity on December 31, 2025;
•	Convertible into Voting Common Stock of the Company at $0.29 per share at the note holder’s option;
•	secured by all Company assets.

Class D

•	Total Principal Balance (not including accrued interest): $9,659,900
•	Interest accrues at 10% per annum;
•	Interest and principal due at maturity due December 31, 2025;
•	Convertible into Voting Common Stock of the Company at $0.36 per share at the note holder’s option;
•	Secured by all Company assets.

Class E

•	Total Principal Balance (not including accrued interest): $10,012,300;
•	Interest accrues at 7% per annum;
•	Interest and principal due at maturity on December 31, 2025;
•	Convertible into Voting Common Stock of the Company at $0.42 per share at the note holder’s option;
•	Secured by all Company assets.

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Class F

•	Total Principal Balance (not including accrued interest): $3,723,000;
•	Interest accrues at 8% per annum;
•	Interest and principal due at maturity on December 31, 2025;
•	Convertible into Voting Common Stock of the Company at rates between $0.20 to $0.55 per share at the note holder’s option depending on the date of contribution;
•	Secured by all Company assets.

Class G

•	Total Principal Balance (not including accrued interest): $8,010,000
•	Interest accrues at 8% per annum,
•	Interest and principal due at maturity on December 31, 2025;
•	Convertible into Voting Common Stock of the Company at $0.40 per share at the note holder’s option;
•	Secured by all Company assets.

Interest expense on the Convertible Note was $1,892,164 and $1,745,845 for the six months ended June 30, 2022 and 2021. Interest payable on the Convertible Note was $22,520,155 and $20,632,638 as of June 30, 2022 and 2021, respectively.

In September 2022, Alan Layton contributed an additional $1,000,000 to the Company under the Class G series of the Convertible Note. On January 4, 2023, Alan Layton contributed an additional $990,000 under the Class G series of the Convertible Note.

Equipment Financing Loan

On June 2021, the Company entered into an equipment finance agreement with U.S. Bank, pursuant to which it obtained a loan to purchase manufacturing equipment for its facility in Orem, UT. The loan amount was $240,835, accrues interest at 3.5166% per year, and will mature on October 31, 2026. Payments for interest and principal in the amount of $4,383 is required monthly. As of December 31, 2022 the total remaining balance on this note is $188,361

Paycheck Protection Program Loan

During the year ended December 31, 2020, the Company applied for a loan administered by the Small Business Administration (“SBA”) under the Coronavirus Aid, Relief, and Economic Recovery Act of 2020 (“CARES Act”) to assist in maintaining payroll and operations through the period impacted by the COVID-19 pandemic. The Company received a Paycheck Protection Program loan (“PPP Loan”) from Zions Bank in the amount of $238,400 that bears interest at 1% per annum. Funds from the note may only be used for payroll costs, employee benefits, rent, utilities, and specific other costs. Under the terms of the PPP Loan, certain amounts of the loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The Company utilized all loan funds for eligible expenses and received forgiveness of the loan during the year ended December 31, 2020.

Capital Commitments

Leases

The future minimum rental payments under our office leases having initial or remaining non-cancelable lease terms in excess of one year were $213,518 as of June 30, 2022 (with such obligations being fully paid by the end of 2025).

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Plan of Operations

While the Company has made sales of its Triadyme®-C product in Europe during the last two fiscal years, our primary goal is to obtain FDA clearance to sell the Triadyme®-C in the United States. The proceeds from this offering are primarily intended to fund the necessary steps to submit our application for Investigational Device Exemption (IDE) clinical trials and upon receiving approval, initiate and complete the clinical trials required for our PMA application for the Triadyme®-C. For the 12 months following the commencement of this offering, we intend to focus on submitting our IDE application to the FDA and commencing enrollment of the clinical trials upon FDA approval of our IDE application. In order to submit our IDE application and complete the clinical trials, we anticipate we will require approximately $20 million, which will primarily go towards the costs associated with conducting the clinical trials. We believe that, if we raise the maximum offering amount of $15 million in this offering, we may be able to complete our IDE clinical trials and submit our PMA application for the Triadyme®-C to the FDA in 2026. If we raise less than $15 million in this offering, then our ability to expedite enrollment of the IDE clinical trials will be affected by not having sufficient funds to initiate as many clinical trial sites as we need to comply with the requirements for our intended PMA application. In either scenario, we will likely need to seek additional capital to fund our clinical trials – but if we raise less than $15,800,000, it is more likely that we would need to seek additional capital, and we would likely need to raise more capital than we would if we raised the maximum offering amount - which could also further delay out ability to submit our PMA application to the FDA.

Once submitted, the length of the review process by the FDA for the PMA application is uncertain. We believe that two years from the date of our PMA application is a reasonable timeline based on our industry knowledge of companies with similar products to ours that have gone through this process – but there is no guarantee that our review process will conform to this timeline. Additionally, the time to obtain FDA approval could be adversely impacted by any FDA organizational or staffing challenges creating by adverse conditions like the COVID-19 pandemic or government shutdowns, which could create further delays that are out of the scope of our control. Further, the FDA could decline to approve PMA application altogether.

We anticipate that, if successful, obtaining FDA approval of our PMA application could cost up to $40 million in total (including our IDE application, clinical trials, and PMA application costs).

If we obtain FDA approval of our PMA application for the Triadyme®-C, we anticipate that we could start making sales of our products in the United States within one year of FDA approval.

We will seek additional capital through private offerings to accredited or institutional investors to secure the additional capital that we believe is necessary to reach FDA approval of our PMA application, which we anticipate will largely be comprised of costs associated with conducting our clinical trials. However, there is no guarantee we will be successful in doing so. Delays or failures in raising the necessary funds could have a material adverse impact on our ability to execute our plan of operations set forth above. Notably, management is unable to estimate the timing or likelihood of any FDA approvals.

Trend Information

By 2028, the cervical total disc replacement market size is expected to grow to $4.375 billion globally, and to $1.232 billion in the United States, at a CAGR of 18.3% during 2022–2028. The expected growth of the artificial cervical intervertebral disc market is attributed to the rising prevalence of cervical injuries due to growing numbers of vehicle accidents and sports injuries, fueled in part by population growth.

Increases in the prevalence of cervical injuries is expected to lead to an increase in need for cervical disc replacement procedures. With the majority of cervical disc designs in use today being susceptible to wear (potentially causing metal and polyethylene wear debris to be released into the body) and considering that approximately 55% of total joint failures are due to loosening caused by wear particles, we believe that patients will increasingly desire cervical total disc replacements that are resistant to such wear.

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Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Class B Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our shareholders could receive less information than they might expect to receive from more mature public companies.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of the date of this Offering Circular, the executive officers and directors of Dymicron are as follows:

Name	Position	Age	Date Appointed to Current Position
Executive Officers
Alan S. Layton	Chief Executive Officer	75	March 2009
Jeff Alan Bennett	President, Chief Operating Officer	61	May 2009
Edward Dennis Bird, Jr.	Chief Strategy Officer, EVP Corporate Development	62	April 2020
Directors
Alan S. Layton	Director (Chairman)	75	January 2000
Whitney Clayton	Director	48	January 2021
Armen Khachatryan, MD	Director	56	November 2020
Duane Madsen	Director	80	January 2000
Tim Stratford	Director	69	January 2000
Jeff K. Taylor, MD	Director	66	January 2000
Suzanne Winters, PhD.	Director	68	April 2014

Significant Employees
Steven Ulmer	Manufacturing Manager	35	March 2012
David Harding, PhD.	Principal Engineer	44	September 2006
Eric Lange	VP, Research & Development	55	May 2019
Curt Ence	Comptroller	68	October 2019

Alan S. Layton, Chief Executive Officer, Chairman of the Board of Directors

Mr. Layton has served as CEO of Dymicron since 2009 and Chairman of the Board of Dymicron since 2000. Mr. Layton is responsible for responsible for managing the Company’s overall operations. In addition to his leadership at Dymicron, Mr. Layton has had an impressive career in real estate, construction, industrial engineering, and software development. He served as the Chairman of the Salt Lake Area Chamber of Commerce, a member of the Organizing Committee for the 2002 Olympic Games, and other community boards and activities. He earned a BS in Civil Engineering from Brigham Young University.

Jeff Alan Bennett, President, Chief Operating Officer

Jeff Bennett is a medical device professional with expertise in product development, manufacturing, quality assurance, and regulatory affairs, as well as senior management. Before joining Dymicron in 2010, he oversaw a 100 percent increase in revenue during his two-and-a-half-year tenure as General Manager of Merit Medical’s Richmond Division. He has contributed to the development and commercialization of a variety of new medical device products that range from left-ventricular assist devices to in-vitro diagnostics. Jeff graduated from the University of Utah with a degree in Chemistry.

Edward Dennis Bird, Jr., Chief Strategy Officer, EVP Corporate Development

Edward (Ted) Bird joined Dymicron in April 2020 as its Chief Strategy Officer, bringing with him over 35 years of global commercial experience in the medical device arena, including 30 years in the spine industry specifically. He led global marketing, medical education, and business development at Medtronic Sofamor Danek, and served as VP of Spine Arthroplasty Education at Depuy Spine/Johnson & Johnson, President of Orthofix Spinal Implants Division, and Non-Executive Chairman of the Board at Apifix. Additionally, he served as Chief Commercial Officer at Titan Spine from November 2016 to August 2018, and founded Bird Medical Group, a strategic consulting firm in August 2018. He graduated from Brown University with a bachelor’s degree in International Relations.

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Whitney Clayton, Director

Whitney K. Clayton has served as a VP with Polaroid Consumer Electronics and as a China strategy advisor to the Utah Fund of Funds, practiced law in Cleary, Gottlieb, Steen and Hamilton’s Washington D.C. and Hong Kong offices, and most recently completed five years as the CEO of MSC Aerospace where he closed a significant equity investment with a private fund. As a result of the investment, he assisted in restructuring MSC and became the General Manager of a new international division, Qingdao SyberJet Industrial Technology Co., Ltd. He is now the CEO of Team Nation Sports. Mr. Clayton earned a BA with Honors in Chinese from Brigham Young University and a JD/MBA from Columbia University.

Armen Khachatryan, MD, Director

Armen Khachatryan, M.D. is a board-certified orthopedic surgeon specializing in minimally invasive microsurgery and the treatment of cervical and lumbar spinal disease. Dr. Khachatryan has extensive experience in minimally invasive surgery, motion preservation technology, artificial disc replacement and non-fusion technologies. He is an active partner at the Center for Orthopedic and Rehabilitation Excellence, founder of the Disc Replacement Center in Salt Lake City and co-Founder of the Masson Spine Institute Outpatient Center of Excellence in Park City, Utah. Dr. Khachatryan earned a bachelor’s degree in Molecular Biology from the Massachusetts Institute of Technology. He earned his medical degree, with honors, from the Yale University School of Medicine. He completed his surgical internship and his orthopedic surgical residency at the University of Utah Department of Orthopedics. He completed a combined spine fellowship at the University of Utah Department of Orthopedics and Shriner’s Hospital for Children.

Duane Madsen, Director

Duane Madsen has served on Dymicron’s Board of Directors since 2006. Prior to his retirement in 2008, he served as a Vice President and Senior Director at Goldman Sachs and Company. Mr. Madsen is a graduate of the Wharton School of Finance at the University of Pennsylvania.

Tim Stratford, Director

A managing partner in the Beijing office of Covington & Burling LLP, an international law firm headquartered in Washington D.C., Mr. Stratford advises international clients doing business in China and Chinese companies seeking to expand their businesses globally. Mr. Stratford has lived and worked continuously in the greater China region since 1982, including as General Counsel for General Motors’ China operations and Minister-Counselor for Commercial Affairs at the U.S. Embassy in Beijing.

Jeff K. Taylor, MD, Director

A co-founder and Chief Science & Technology Officer of Dymicron, Dr. Taylor has more than 30 years of experience in medical device development in the areas of adult orthopedic reconstruction, spine surgery, surgical robotics, and trauma. He also served as founding director of Consensus Orthopedics, a company specializing in total joint replacement products. A medical graduate of Johns Hopkins University, Dr. Taylor is an active orthopedic surgeon specializing in adult reconstructive surgery.

Suzanne Winters, PhD., Director

Dr. Winters brings to Dymicron 30 years of experience developing medical technology. She previously served as a Director of the Utah Science Technology and Research Initiative, as well as the Executive Director for the BioInnovations Gateway. In addition to her role on the Dymicron board, she currently serves as the Utah Science Cluster Director in the Governor’s Office of Economic Development.

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Steven Ulmer, Manufacturing Manager

Steven Ulmer has been Manufacturing Manager at Dymicron since 2012. Prior to Dymicron, Steven worked for Intelliserve and Champion Safe Co. in various manufacturing, production and operations roles. He earned his bachelor’s degree in Manufacturing Engineering Technology from Brigham Young University.

David Harding, PhD., Principal Engineer

David Harding is a spine scientist focused on the emulation of natural spinal motion with total disc arthroplasty and a biomedical engineer focused on elegant, effective implantation systems. He has 12 years working in the orthopedic implant industry designing implants with Polycrystalline Diamond bearing surfaces and the instrument systems to implant them. He was trained as a materials scientist with a focus first in metallurgy and later in polycrystalline diamond. David has a Bachelor’s degree in Metallurgical Engineering and a PhD. in Materials Science from the University of Utah.

Eric Lange, VP, Research & Development

Mr. Lange joined Dymicron in May 2019 to spearhead the Company’s efforts to gain US approval for the Triadyme®-C Cervical Disc. Eric has over 27 years of experience in the spinal device industry including 20 years in product development leadership positions at Medtronic where he was a Technical Fellow, two-time Quest Award winner, and Technical Contributor of the Year. Eric has over 100 issued patents and 29 worldwide product launches. He earned his Master’s degree in Biomechanics and a Bachelor’s degree in Aerospace Engineering from the University of Cincinnati.

Curt Ence, Comptroller

Curt Ence joined Dymicron as Comptroller in 2019. Prior to Dymicron, Curt worked for LivElite International / Syntek Global, managing the accounting and warehouse functions in addition to LCE Enterprise, a wholesale parts distribution company for trucking and mining equipment. He has a Bachelor’s of Science degree in Accounting from the University of Utah.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The below table represents compensation paid by Dymicron, Inc. during the year ended December 31, 2022 to its three highest-paid directors and executive officers.

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)		Total compensation ($)
Alan Layton	Chief Executive Officer	0	2,750	(1)	2,750
Jeff Alan Bennett	Chief Operating Officer, President	250,666	251,932	(2)	502,598
Edward Dennis Bird, Jr.	Chief Strategy Officer, EVP Corporate Development	234,092	210,156	(3)	499,248

(1)	Alan Layton, our CEO and Chairman of the Board of Directors, did not receive a salary in 2022. He received a grant of stock options in 2022 for 2,500 shares of Voting Common Stock, the cash value of which is represented in the table above.
(2)	Represents the cash value of certain benefits provided by the Company to Mr. Bennett, including health insurance, life insurance, and disability insurance, and a 3% matching IRA contribution by the Company ($45,156) and stock options for 200,000 shares of Voting Common Stock.
(3)	Represents the cash value of certain benefits provided by the Company to Mr. Bird, including health insurance, life insurance and disability insurance, and a 3% matching IRA contribution by the Company ($31,932) and stock options for 150,000 shares of Voting Common Stock.

For the fiscal year ended December 31, 2022, the Company did not pay its directors for their services as directors. There are 7 directors in this group.

Edward Dennis Bird, Jr. Offer Letter

Mr. Bird receives compensation from the Company pursuant to his employment agreement dated April 13, 2019. Pursuant to this agreement, he is entitled to an annual salary of $228,000 per year, (which has subsequently been increased by the board of directors to $234,092 per year without a written amendment to the employment agreement) and $2,500 per month for health insurance. Mr. Bird is entitled to other benefits, including life insurance, disability insurance, and a 3% matching IRA. Further, Mr. Bird was issued options to purchase 200,000 shares of Voting Common Stock of the Company at a strike price of $3.50, with 40% vesting after the first year of employment, and 20% vesting after each year thereafter. A copy of this employment agreement is included as exhibit 6.2 to the offering statement, of which this Offering Circular forms a part.

Jeff Alan Bennett Offer Letter

Mr. Bennet receives compensation from the Company pursuant to his employment agreement dated May 5, 2009. Pursuant to this agreement, he is entitled to an annual salary of $165,000 per year (which has subsequently been increased by the board of directors to $250,666 per year without a written amendment to the employment agreement) and is entitled to benefits including health insurance, life insurance, dental insurance, disability insurance, and a 3% matching IRA. Further, pursuant to his offering letter, Mr. Bennett was issued options to purchase shares of Voting Common Stock of the Company, which were never exercised, and expired in 2019. A copy of this employment agreement is included as exhibit 6.3 to the offering statement, of which this Offering Circular forms a part.

Stock Option Plans

Periodically, the Company issues incentive stock options to promote the success of the Company and enhance its ability to attract and retain the services of qualified persons.

On June 22, 2012, the Company adopted the Dimicron, Inc. 2012 Stock Option Plan, a second stock incentive stock option plan for employees, directors, and officers of the Company that authorized the issuance of up to 17,500,000 shares of the Company’s Voting Common Stock for this plan.

During the years ended December 31, 2021 and 2020, the Company granted 2,000,000 and 3,540,000 stock options, respectively.

As of December 31, 2021, 1,729,928 options were available for grant under the 2012 Stock Option Plan. As of December 31, 2021, the Company had $526,069 of unrecognized stock-based compensation costs related to non-vested awards that will be recognized over a weighted-average period of 1.46 years. In June 2022, the 2012 Stock Option Plan expired – and no further stock options will be granted under the plan.

On June 22, 2022, the Company adopted the 2022 Stock Option Plan for employees, directors, and officers of the Company that authorized the issuance of up to an additional 2,000,000 shares of the Company’s Voting Common Stock for this plan. As of the date of this Offering Circular, 1,182,500 options for Voting Common Stock have been granted under the 2022 Stock Option Plan.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, as of December 31, 2022, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of our capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of our capital stock:

Name and address of beneficial owner	Title of Class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable (1)	Percent of class (2)
Alan & Leslie Layton (3)
1186 South 1680 West	Common Stock (Voting)	756,779	11,881,882	47.58%
Orem, Utah 84058	Preferred (Series B)	40,236		7.940%

Trust of Estate of Wayne Tew (5)
1186 South 1680 West	Common Stock (Voting)	1,862,997	500,000	8.90%
Orem, Utah 84058	Preferred (Series B)	68,343	0	13.48%

Duane L. Madsen Trust (4)
1186 South 1680 West	Common Stock (Voting)	32,168	126,190	0.60%
Orem, Utah 84058	Preferred (Series B)	144,387	0	28.49%

Brigham Young University
A-153 ASB
Provo, Utah 84602	Preferred (Series B)	95,238	0	18.79%

All executive Officers and Directors as a group	Common Stock (Voting)	1,976,275	12,225,437	53.47%
(9 person in this group).	Preferred (Series B)	184,623	0	36.43%

(1)	Represents shares acquirable pursuant to (i) conversion of the Convertible Note; and (ii) outstanding stock options that may be exercised within 60 days of December 31, 2022.
(2)	The final column (Percent of Class) includes a calculation of the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities.
(3)	Leslie Layton is the wife of Alan Layton, the Chief Executive Officer and a director of the Company. These shares are held by each of Mr. and Mrs. Layton jointly.
(4)	Duane Madsen, a director of the Company, is the trustee of the Duane L. Madsen Trust. As such, he is deemed to beneficially own the shares held by the Duane L. Madsen Trust.
(5)	Represents shares beneficially owned by Wayne Tew, who is the trustee of this trust.

48

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Convertible Note – Diamicron Lenders, LLC

As described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources -- Indebtedness”, a number of officers and shareholders of the Company funded Diamicron Lenders for the purpose of lending to the Company in exchange for the Convertible Note issued by the Company to Diamicron Lenders. Diamicron Lenders is managed by Alan Layton who, subject to certain limitations, has full power, authority and discretion to manage and direct Diamicron Lenders’ business, affairs and properties. The amounts owed to related parties out of the total principal and interest outstanding of $70,894,017 under the Convertible Note as of December 31, 2022 is listed below:

•	$66,903,893 owed to Alan & Leslie Layton. Alan Layton is a director of the Company and its Chief Executive Officer. Leslie Layton is his wife.
•	$43,200 owed to Jeff Bennett, President and Chief Operating Officer of the Company
•	$14,400 is owed to Jeff K. Taylor, a director of the Company.
•	$360,000 owed to Duane Madsen, a director of the Company.
•	$564,351 owed to Tim Stratford, a director of the Company.
•	$140,708 owed to Suzanne Winter, a director of the Company.

Alan Layton Commitment

In July 2020, Alan Layton committed to invest $10,000,000 in the Company through the “Class G” series under the Convertible Note with Diamicron Lenders. To date, he has invested $9,640,000 in the “Class G” series. Mr. Layton indicated that he will invest the remaining $360,000 under this commitment as needed by the Company.

49

SECURITIES BEING OFFERED

The Company is offering up to 2,608,695 shares of its Nonvoting Common Stock, par value $0.001 per share (the “Non-Voting Common Stock”).

The following description of the capital stock of the Company is derived from the terms and provisions of the Second Amended and Restated Certificate of Incorporation, as amended (the “Second A&R COI”). Potential Investors should read the Second A&R COI, and our Bylaws, each of which are included as exhibits to the offering statement of which this Offering Circular forms a part.

Description of Capital Stock

On August 24, 2022, the majority of the Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Articles of Incorporation to (i) effect a 10-for-1 reverse split of the Company’s Common Stock and Preferred Stock; and (ii) to designate 20,000,000 of its Common Stock as Non-Voting Common Stock and 40,000,000 shares of as Voting Common Stock, with an effective date of August 24, 2022 (collectively, the “Reverse Stock Split”).

The amendment to the Company’s Second Amended and Restated Articles of Incorporation was received and approved in the State of Utah on August 30, 2022, and the Reverse Stock Split became retroactively effective as of August 24, 2022. At the effective time of the Reverse Stock Split (i) all outstanding shares of Common Stock of the Company prior to the Reverse Stock Split became shares of Voting Common Stock; and (ii) the authorized capital stock of the Company became forty-million (40,000,000) shares of Voting Common Stock, twenty-million (20,000,000) shares of Non-Voting Common Stock, and five-million (5,000,000) shares of preferred stock, each $0.001 par value per share (the “Preferred Stock”) - 851,400 of which are designated as Series B Preferred Stock.

As of the effective time of the Reverse Stock Split, the Company’s issued and outstanding capital stock consisted of 4,505,393 shares of Voting Common Stock issued and outstanding, 506,874 shares of Series B Preferred Stock issued and outstanding, and no shares of Non-Voting Common Stock or Preferred Stock issued and outstanding.

A copy of the articles of amendment related to the Reverse Stock Split are included as exhibit 2.2 to the offering statement of which this Offering Circular forms a part.

Non-Voting Common Stock

Voting. The Non-Voting Common Stock is non-voting. Holders of Common Stock are not entitled to vote on any matter submitted to shareholders of the Company.

Dividends. Non-Voting Common Stock is entitled to receive dividends if when and if declared by the Board of Directors.

Liquidation Rights. Subject to any prior rights held by other classes of stock of the Company, holders of Non-Voting Common Stock are entitled to receive all amounts legally available for distribution on a liquidation, dissolution, or winding up of the Company. (Holders of Series B Preferred Stock have a liquidation preference over holders of Common Stock).

Other Rights and Restrictions. Non-Voting Common Stock is not entitled to preemptive rights, has no redemption rights, and is not subject to conversion provisions.

50

Voting Common Stock

The Voting Common Stock has identical rights to the Non-Voting Common Stock, except that holders of Common Stock are entitled to one vote per share on any matter submitted to shareholders of the Company.

Preferred Stock

The Company has 5,000,000 shares of undesignated Preferred Stock authorized, which may be issued from time to time in one or more series. The Board is authorized to create one or more series of Preferred Stock, fix the number of shares of any such series and designated the rights, preferences, privileges, and restrictions granted to or imposed upon any such additional series of Preferred Stock, as allowed by law. As of the date of this Offering Circular, the Company has designated one series of Preferred Stock – Series B Preferred Stock. The rights and preferences of the Series B Preferred Stock are summarized below.

Series B Preferred Stock

Voting Rights. Except as provided by law, the shares of Series B Preferred Stock will vote as a single class with the Voting Common Stock on all matters presented to the shareholders. Each share of Series B Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which it is convertible. See “Conversion Rights” described below.

Protective Provisions. So long as any shares of Series B Preferred Stock are outstanding, the Company may not, without first obtaining the approval of the holders of a majority of the then outstanding shares of Series B Preferred Stock, (a) take any action that would in any manner alter or change the rights, preferences or privileges of the Series B Preferred Stock; or (b) amend or waive any provision of the Articles of Incorporation or bylaws of the Company in such a manner that would adversely affect the rights of the holders of Series B Preferred Stock; provided that, the issuance of one or more series of Preferred Stock, whether or not with rights or privileges superior to the Series B Preferred Stock, will not be deemed to adversely affect the rights of the holders of Series B Preferred Stock.

Dividends. Holders of Series B Preferred Stock are not entitled to dividends declared by the Board.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock will be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock an amount per share equal to the sum of (i) the “Purchase Price Per Share” for each outstanding share of Series B Preferred Stock, and (ii) an amount equal to any cumulative or declared dividends not previously paid on each such share. If upon the occurrence of such event, the assets of the Company are insufficient to fully pay such amounts to the holders of Series B Preferred Stock, then the entire assets and funds of the Company legally available for distribution will be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount of such stock owned by each such holder.

Conversion Rights. Each share of Series B Preferred Stock is convertible at any time at the option of the holder into a number of shares of Common Stock determined by dividing the “Purchase Price Per Share” (plus any cumulative or declared dividends that have not previously been paid) by the “Conversion Price”. The initial Conversion Price per share for shares of Series B Preferred Stock is $1.05 per share; provided, however, that the Conversion Price for the Series B Preferred Stock is subject to adjustment in the event the Company effects a split or subdivision (resulting in an increase in the number of shares of Common Stock outstanding) or combination of the Common Stock (resulting in a decrease in the number of shares of Common Stock outstanding), at which time, the Series B Preferred Stock

Redemption Rights. At any time, the Company can elect to redeem all or a portion of the Series B Preferred Stock then outstanding by providing a written notice to all holders of Series B Preferred Stock at least thirty (30) days prior to the date set for the redemption. The redemption price will be paid in cash in an amount per share equal to the Purchase Price Per Share of such shares of Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all cumulative or declared dividends on such shares that have not previously been paid. If less than all of the outstanding Series B Preferred Stock are to be redeemed, the number of shares to be redeemed from each holder will be pro rata, based on total number of shares of Series B Preferred Stock held by such holder.

51

Other Rights and Preferences. If at any time or from time to time there will be a recapitalization of the Common Stock (other than a stock dividend, subdivision, combination or merger or sale of assets), the holders of the Series B Preferred Stock will be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock of other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization, subject to appropriate adjustments applicable to holders of Series B Preferred Stock. The Company may not, by amendment of its Articles of Incorporation or through other transaction, avoid or seek to avoid the performance of any of obligations owed to the Series B Preferred Stockholders, and must protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

Provisions of Note in our Subscription Agreement

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

Forum Selection Provision

Section 7 of our subscription agreement (which appears as exhibit 4 to the offering statement of which this Offering Circular forms a part) provides that any court of competent jurisdiction in the State of Utah is the exclusive forum for all actions or proceedings relating to the subscription agreement. However, this exclusive forum provision does not apply to actions arising under the federal securities laws.

52

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the Commission. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the Commission.

All these filings will be available on the Commission’s EDGAR filing system. You should read all the available information before investing.

53

Dimicron, Inc. dba Dymicron

CONSOLIDATED FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT

For the Years Ended December 31, 2021 and 2020

54

DIMICRON, INC. DBA DYMICRON

C O N T E N T S

F-1

INDEPENDENT AUDITOR’ S REPORT

To Board of Directors

Dimicron, Inc. dba Dymicron:

Opinion

We have audited the accompanying consolidated financial statements of Dimicron, Inc. dba Dymicron (a Utah corporation) (the “Company”), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements. (the “financial statements”)

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dimicron, Inc. dba Dymicron as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has a working capital deficit and has suffered recurring losses to date which raises substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

F-2

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audits in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Dimicron, Inc. dba Dymicron’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Dimicron, Inc. dba Dymicron’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Salt Lake City, UT

March 29, 2022

F-3

DIMICRON, INC. DBA DYMICRON

Consolidated Balance Sheets

As of December 31, 2021 and 2020

	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$1,442,744	$1,412,374
Accounts receivable, net	147,372	43,818
Prepaids and advances	1,844	9,541
Inventory, net	688,440	826,154
Other receivables	3,418	3,418
Total current assets	2,283,818	2,295,305

Non-current assets:
Property and equipment, net	398,873	282,700
Deposits	7,423	7,471
Right-of-use asset - operating	234,583	315,652
Total non-current assets	640,879	605,823

Total assets	$2,924,697	$2,901,128

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$72,023	$17,786
Accrued expenses	182,086	124,758
Deferred revenue	14,250	14,250
Leases liability - operating, current	82,834	78,713
Notes payable, current	45,108	–
Total current liabilities	396,301	235,507

Long-term liabilities:
Notes payable, noncurrent	188,362	–
Notes payable - related party	43,695,100	40,325,100
Interest payable - related party	20,632,245	17,045,638
Lease liability - operating, non-current	157,889	240,723
Total long-term liabilities	64,673,596	57,611,461

Total liabilities	65,069,897	57,846,968

Stockholders’ deficit:
Preferred stock - Series B, $0.001 par value:
5,068,742 shares issued and outstanding	5,069	5,069
Common stock, $0.001 par value; 200,000,000
shares authorized, 45,053,931 and 45,053,931
shares issued and outstanding, respectively	45,054	45,054
Additional paid-in capital	23,256,505	22,961,773
Treasury stock	(51,944)	(51,944)
Accumulated comprehensive income (loss)	374,967	(210,512)
Accumulated deficit	(85,774,851)	(77,695,280)
Total stockholders’ deficit	(62,145,200)	(54,945,840)

Total liabilities and stockholders’ deficit	$2,924,697	$2,901,128

The accompanying notes to the financial statements are an integral part of these statements

F-4

DIMICRON, INC. DBA DYMICRON

Consolidated Statements of Operations

For the Years Ended December 31, 2021 and 2020

	2021	2020
Revenue and cost of goods sold:
Revenue	$512,149	$34,728
Cost of goods or services sold	(270,311)	–
Gross profit	241,838	34,728

Operating expenses:
Product development costs	1,727,918	1,434,425
Depreciation	27,401	30,367
General and administrative expenses	2,914,938	2,256,797
Total operating expenses	4,670,257	3,721,589

Income (loss) from operations	(4,428,419)	(3,686,861)

Other income (expenses):
Interest income	390	13
Interest expense - related party	(3,588,008)	(3,271,069)
Gain (loss) on disposal of assets	(97,261)	480
Foreign currency translation gain (loss)	–	(5)
PPP forgiveness	–	238,400
Other income (expense)	33,827	26,880
Total other income (expenses)	(3,651,052)	(3,005,301)

Net income (loss) before income taxes	(8,079,471)	(6,692,162)
Income tax expense (benefit)	100	100

Net income (loss)	$(8,079,571)	$(6,692,262)

The accompanying notes to the financial statements are an integral part of these statements

F-5

DIMICRON, INC. DBA DYMICRON

Consolidated Statements of Comprehensive Loss

For the Years Ended December 31, 2021 and 2020

	2021	2020

Net income (loss)	$(8,079,571)	$(6,692,262)

Other comprehensive gain (loss)

Foreign currency translation adjustments	585,479	(2,275)

Net comprehensive income (loss)	$(7,494,092)	$(6,694,537)

Notes to the Consolidated Financial Statements For the Years Ended December 31, 2021 and 2020

F-6

DIMICRON, INC. DBA DYMICRON

Consolidated Statements of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2021 and 2020

	Series B Preferred Stock		Common stock		Additional Paid-in	Treasury	Accumulated Other Comprehensive Gain	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Stock	(Loss)	Deficit	Deficit
Balance at January 1, 2020	5,068,742	$5,069	45,053,931	$45,054	$22,644,988	$(51,944)	$(208,237)	$(71,000,514)	$(48,565,584)

Adoption of ASC 642, leases	–	–	–	–	–	–	–	(2,504)	(2,504)

Value of stock options issued and vested during the year	–	–	–	–	316,785	–	–	–	316,785

Effects of foreign currency translation	–	–	–	–	–	–	(2,275)	–	(2,275)

Net loss	–	–	–	–	–	–	–	(6,692,262)	(6,692,262)

Balance at December 31, 2020	5,068,742	$5,069	45,053,931	$45,054	$22,961,773	$((51,944)	$(210,512)	$(77,695,280)	$(54,945,840)

Value of stock options issued and vested during the year	–	–	–	–	294,732	–	–	–	294,732

Effects of foreign currency translation	–	–	–	–	–	–	585,479	–	585,479

Net loss	–	–	–	–	–	–	–	(8,079,571)	(8,079,571)

Balance at December 31, 2021	5,068,742	$5,069	45,053,931	$45,054	$23,256,505	$(51,944)	$374,967	$(85,774,851)	$(62,145,200)

Notes to the Consolidated Financial Statements For the Years Ended December 31, 2021 and 2020

F-7

DIMICRON, INC. DBA DYMICRON

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2021 and 2020

	2021	2020
Cash flows from operating activities
Net income (loss)	$(8,079,571)	$(6,692,262)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	27,401	30,367
Stock option issued for compensation	294,732	316,785
PPP forgiveness	–	(238,400)
(Gain) loss on sale or disposal of assets	97,261	(480)
(Increase) decrease in:
Accounts receivable	(103,554)	(15,050)
Prepaids, advances and deposits	7,745	4,999
Inventory	137,714	336,571
Right-of-use asset	81,069	74,276
Increase (decrease) in:
Accounts payable and accrued expenses	111,565	(61,618)
Lease liability	(78,713)	(72,996)
Interest payable - related party	3,586,607	3,271,054
Net cash flows from operating activities	(3,917,744)	(3,046,754)

Cash flows from investing activities:
Purchase of property and equipment	–	(1,138)
Net cash flows from investing activities	–	(1,138)

Cash flows from financing activities:
Payments made on notes payable	(7,365)	–
Proceeds from related party debt	–	238,400
Proceeds from related party debt	3,370,000	4,140,000
Net cash flows from financing activities	3,362,635	4,378,400

Effect of exchange rate on changes in cash	585,479	(2,275)

Net increase (decrease) in cash, cash equivalents, and restricted cash	30,370	1,330,508

Cash, cash equivalents, and restricted cash at beginning of period	1,412,374	84,141

Cash, cash equivalents, and restricted cash at end of period	$1,442,744	$1,412,374

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest paid	$(1,401)	$(15)
Taxes	$(100)	$(100)
Non-cash investing and financing activities:
Stock compensation	$294,732	$316,785
Notes payable issued for equipment purchase	$240,835	$–

Notes to the Consolidated Financial Statements For the Years Ended December 31, 2021 and 2020

F-8

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

1.	ORGANIZATION

Dimicron, Inc. (the “Company”) is a medical device technology company, incorporated on February 7, 1997 in the State of Utah. The Company was originally incorporated as Diamicron, Inc. until it changed its name to Dimicron, Inc. effective April 20, 2011. On September 30, 2014 the Company registered the “doing business as” (dba) name of Dymicron. Since its inception, the Company has engaged itself in the research and development of high pressure/high temperature synthesis of polycrystalline diamond compact (PDC) materials for medical device applications. The focus of this research and development has been towards medical implants for artificial joint replacement, beginning with total hip replacement. Significant developments have been made on total hip replacement but the Company has currently placed these efforts on hold. The Company’s currents efforts are towards the development of total spinal disc replacement. Since inception, the Company has developed a large body of technology and intellectual property required to accomplish its objectives, including the successful formulation of biocompatible PDC, and the development of shaping, polishing, finishing and other manufacturing processes and testing techniques for its proprietary synthetic diamond materials. PDC constitutes a platform technology, upon which a number of additional medical device applications may be developed.

The Company has a solely owned subsidiary in Germany named Dymicron EU GmbH (Germany), which helps with the direct sales of its products in Germany and its distribution of its products in Spain.

The Company’s most pressing current goals are to pursuit its regulatory approval in the United States and expand commercial sales of its cervical total disc replacement implant in Europe and other countries. This work includes continued compliance with the European Union’s Medical Device Directive and relevant ISO standards. The Company is also continuing to work with clinical partners to collect data regarding safety and field performance of its TDR implant for future publishing and marketing efforts. Future success of the Company is likely contingent of receiving FDA approval for its products and expanding sales to attract potential strategic partners.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) using the accrual method of accounting. All income is recorded when earned and all expenses are recorded when incurred regardless of when such amounts are received or paid.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Dimicron, Inc. and its subsidiaries. Dimicron EU GmbH (Germany) (a wholly-owned subsidiary) operates in Germany. All significant intercompany transactions have been eliminated. In addition, the Company evaluates its relationships with other entities to identify whether they are variable interest entities in accordance with the Variable Interest Entity Subsections of FASB ASC Subtopic 810-10, Consolidation - Overall, and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is included in the consolidated financial statements.

F-9

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation (Continued)

For the Company’s foreign subsidiaries, the functional currency has been determined to be the local currency. Accordingly, assets and liabilities are translated at year-end exchange rates, and operating statement items are translated at average exchange rates prevailing during the year. The resultant cumulative translation adjustments to the assets and liabilities are recorded as other comprehensive income (loss) as a separate component of stockholders’ equity (deficit). Exchange adjustments resulting from foreign currency transactions are included in the determination of net income (loss). Such amounts are immaterial for all years presented.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual amounts could differ from these estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid financial instruments with a maturity of less than three months to be cash equivalents. The Company had no cash equivalents other than cash at December 31, 2021 and 2020.

Accounts Receivable and Other Receivables

Customer accounts receivable are stated at the amount management expects to collect on balances. Management closely monitors outstanding balances and writes off all balances past due after a certain period of time and for which all collection efforts have been exhausted.

Accounts receivable balance as of December 31, 2021 and 2020 consisted of the following:

	2021	2020
Accounts receivable	$165,208	$43,818
Less:
Allowance for uncollectible accounts	(17,836)	–
	$147,372	$43,818

Uninsured Corporate Cash Balances

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with federally insured commercial banks. At times throughout the year, the Company maintains certain bank accounts in excess of FDIC insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk related to these accounts.

The Company also holds a cash account in a foreign bank account (Germany) that is not FDIC insured, which funds could potentially be impacted due to adverse economic conditions with these countries or other significant risks of loss. The balance of this foreign bank accounts was $189,451 and $11,185 as of December 31, 2021 and 2020, respectively. The Company does not anticipate any losses from this risk.

F-10

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for minor replacements, maintenance and repairs which do not increase the useful lives of the property and equipment are charged to operations as incurred. Major additions and improvements are capitalized. Depreciation and amortization on property and equipment are computed using the straight-line method over estimated useful lives as follows:

Office equipment	3 to 5 years
Shop equipment	3 to 7 years
Leasehold improvements	2 years

Construction in progress is stated at cost, which includes the cost of construction and other direct costs attributable to the construction. No provision for depreciation is made on construction in progress until such time as the relevant assets are completed and put into use. Construction in progress at December 31, 2020, represents machinery under development. During the year ended December 31, 2021, the Company determined that their construction in process is no longer technically feasible and therefore were disposed of and the total balance of $97,261 was recorded as a loss on disposal of assets.

Stock-Based Compensation

The Company adopted the provisions of Accounting Standards Codification 718, Compensation - Stock Compensation (ASC 718). ASC 718 requires the measurement and recognition of compensation for all stock-based awards made to employees and directors based on estimated fair values. Under ASC 718, the Company uses the Black-Scholes option pricing model as the method of valuation for stock-based awards. The determination of the fair value of stock-based awards on the date of grant is affected by the fair value of the stock as well as assumptions regarding a number of complex and subjective variables. The variables include, but are not limited to, 1) the expected life of the option, 2) the expected volatility of the fair value over the term of the award, and 3) actual and projected exercise behaviors.

The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Statement of Operations. Stock-based compensation expense recognized in the Statements of Operations for the years ended December 31, 2021 and 2020 assumes all awards will vest; therefore no reduction has been made for estimated forfeitures.

Income Taxes

The Company files federal income tax returns in the U.S. and state income tax returns in those state jurisdictions where it is required to file.

The Company adopted the provisions of Accounting Standards Codification 740, Income Taxes (ASC 740). ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the consolidated financial statements. As a result of the implementation of ASC 740, the Company performed a review of its material tax positions in accordance with measurement standards established by ASC 740. At the adoption date, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized. There has been no significant change in the unrecognized tax benefit during the year ended December 31, 2021 and 2020. The Company also estimates that the unrecognized tax benefit will not change significantly within the next twelve months.

F-11

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

There are no tax positions included in the accompanying consolidated financial statements at December 31, 2021 and 2020 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. Because of the impact of deferred tax accounting, other than interest and penalties, the disallowance of the shorter deductibility period would not affect the annual effective tax rate but would accelerate the payment of cash to the taxing authority to an earlier period.

Provisions for income taxes are based on amounts reported in the statement of operations and include state taxes of $100. No deferred tax asset for net operating losses and research tax credits has been recorded in the consolidated financial statements since it has not yet been determined that the Company will experience a future benefit from them (see Note 10).

Concentrations of Risk

Credit losses, if any, have been provided for in the consolidated financial statements and are based on management’s expectations. The Company’s accounts receivable are subject to potential concentrations of credit risk. The Company does not believe that it is subject to any unusual risks or significant risks in the normal course of its business.

A significant amount of the Company’s financing has been dependent on a few current stockholders. If lending or capital investments stopped from these stockholders, it could significantly affect the Company’s ability to continue until ongoing operations and revenues were obtained. The Company believes it will continue its relationships and be able to maintain its current course of business.

Foreign Operations

The Company operates in various foreign countries. The Company may be adversely affected by possible political or economic instability in these foreign countries. The risks include, but are not limited to terrorism, military repression, expropriation, changing fiscal regimes, extreme fluctuations in currency exchange rates, high rates of inflation and the absence of industrial and economic infrastructure. Changes in development or investment policies or shifts in the prevailing political climate in these countries in which the Company operates could adversely affect the Company’s business. Operations may be affected in varying degrees by government regulations with respect to development restrictions, price controls, export controls, income and other taxes, expropriation of property, maintenance of claims, environmental legislation, labor, welfare, benefit policies, land use, land claims of local residents, water use and mine safety. The effect of these factors cannot be accurately predicted.

Foreign Currency Translation

Since the subsidiary’s financial statements must be translated into U.S. Dollars, major changes in the currency exchange rate between the foreign denominations and U.S. Dollars may have a significant impact on the operations of the Company. Although the Company does not anticipate the currency exchange rate to be significantly different over the next 12 months, no such assurances can be given.

F-12

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Risk (Continued)

Revenue Concentrations

During the year ended December 31, 2021 and 2020, the Company had customers generate revenues greater than 10% of total revenues. Revenues from these customers were $98,220 and $30,184, or 19% and 87%, of total revenues for the years ended December 31, 2021 and 2020, respectively.

COVID-19

Beginning February 2020, federal, state and local governments instituted mandates that temporarily closed and reduced operating hours of retail facilities. These mandates restricted the customer traffic in these retail facilities that sell the Company’s products. However, the impact and duration cannot be reasonably estimated at this time.

Advertising

The Company generally expenses advertising costs as incurred. Advertising expense was $35,313 and $196 for the years ended December 31, 2021 and 2020, respectively.

Revenue Recognition

The Company recognizes revenue when goods are delivered or implanted to patients. All revenue for the Company are recognized at the point-in-time of implant or when delivered to customer based on contractual obligations. Any amount collected from customers for goods not yet delivered is recorded as unearned revenue.

The Company also rents out its machinery to other customers for the manufacturing of their products. Revenue is recognized when time of use is transpired. For the years ended December 31, 2021 and 2020, total revenue recognized were as follows:

	2021	2020
Revenue recognized over-time	$98,220	$30,184
Revenue recognized at a point-in-time*	413,929	4,544
Total	$512,149	$34,728

*Revenue is generated from Dymicron EU GmbH (Germany)

As of December 31, 2021 and 2020, the accounts receivable and unearned revenue consisted of the following:

	2021	2020
Accounts receivable	$147,372	$43,818
Unearned revenue	$14,250	$14,250

F-13

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

Raw materials are stated at the lower of cost (computed on an average cost basis) or market. Work-in-process and finished goods are stated at the lower of an average cost or market. Obsolete items are expensed at the time impairment is determined. The Company evaluates the inventory at least annually. As of December 31, 2021 and 2020, an inventory valuation reserve of $86,128 and $0 was established for obsolete items, respectively. Inventory consists of raw materials and supplies, work-in-process, finished goods, and implant related parts.

Currencies and Translation Adjustments

The Company incurred revenues and expenses in two different currencies during the periods presented which include U.S. Dollars (USD) and Euros (EUR). All assets, liabilities, revenues, and expenses are converted to USD for recording and presentation in the accompanying consolidated financial statements. The Company recorded foreign currency translation adjustments for the years ended December 31, 2021 and 2020. These adjustments are the currency translation effects and are recorded through other comprehensive income in accordance with FASB ASC 220, Comprehensive Income (“ASC 220”).

Adoption of Accounting Guidance

In March of 2016, the FASB issued Accounting Standards Update 2016-02, Leases, which requires all leases that have a term of more than 12 months to be recognized as assets and liabilities on the balance sheet at inception. A lessee would recognize a lease liability to make lease payments owed to a lessor (liability) and a benefit for the right to use the leased asset (asset) for the lease term. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee would depend on whether the lessee is expected to consume more than an insignificant portion of the economic benefits embedded in the underlying asset. This new guidance is effective for fiscal years beginning after December 15, 2021. The Company early implemented this guidance. As a result of this adoption, effective January 1, 2020, the Company utilized the modified retrospective method of adoption and recognized $2,504 decrease to accumulated deficit and corresponding right-of-use asset of $389,928 and lease liability of $392,432. The Company also elected certain practical expedients permitted under the transition guidance, including to retain the historical lease classification, relief from reviewing expired or existing contracts to determine if they contain leases, relief from reviewing previous initial direct costs, and using hindsight to determine the proper lease term.

3.	INVENTORY

Inventory consisted of the following as of December 31, 2021 and 2020:

	2021	2020
Raw materials and supplies	$38,416	$57,778
Work-in-process	186,377	369,119
Finished goods	549,775	399,257
Less: inventory valuation allowance	(86,128)	–
Total inventory	$688,440	$826,154

F-14

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2021 and 2020:

	2021	2020
Office equipment	$96,182	$83,399
Construction in progress	–	97,268
Shop equipment	2,173,485	1,906,646
Leasehold improvements	84,171	84,171
Total property and equipment	2,353,838	2,171,484
Less accumulated depreciation	(1,954,965)	(1,888,784)
Property and equipment, net	$398,873	$282,700

Total depreciation expense for the year ended December 31, 2021 and 2020 were $27,401 and $30,367, respectively.

5.	NOTES PAYABLE

For the year ended December 31, 2021, the Company obtained financing to purchase equipment for $240,835. The loan accrues interest at 3.5166% per annum and will mature on October 31, 2026. Payments for interest and principal in the amount of $4,383 is required monthly. Future principal payment commitments for this note payable as of December 31, 2021 is as follows:

Years ending December 31,

2022	$45,108
2023	46,720
2024	48,390
2025	50,119
2026	43,133
Thereafter	–
Total	$233,470

Total interest charged for this note payable for the year ended December 31, 2021 was $1,401.

F-15

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

6.	NOTES PAYABLE – RELATED PARTIES

Notes payable to related parties consisted of the following as of December 31, 2021 and 2020:

	2021	2020
Various convertible notes payable to a related company, interest at 9% per annum, interest and principal due at maturity on December 31, 2025; secured by all Company assets.	$1,990,000	$1,990,000

Various convertible notes payable to a related company, interest at 10% per annum, interest and principal due at maturity on December 31, 2025; convertible into common shares of the Company at $0.29 per share at the note holder’s option, secured by all Company assets.	7,000,000	7,000,000

Various convertible notes payable to a related company, interest at 8% per annum, interest payments due quarterly, principal due at maturity on December 31, 2025, convertible into common shares of the Company at $0.28 per share at the note holder’s option, secured by all Company assets.	4,999,900	4,999,900

Various notes payable to various shareholders, interest at 10% per annum, principal and interest payments due December 31, 2025; convertible into common shares of the Company at $0.36 per share at the note holder’s option, secured by all Company assets.	9,659,900	9,659,900

Various notes payable to various shareholders, interest at 7% per annum, principal and interest payments due December 31, 2025; convertible into common shares of the Company at $0.42 per share at the note holder’s option, secured by all Company assets.	10,012,300	10,012,300

Various notes payable to various shareholders, interest at 8% per annum, principal and interest payments due December 31, 2025; convertible into common shares of the Company at rates between $0.20 to $0.55 per share at the note holder’s option depending on the date of contribution, secured by all Company assets.	3,723,000	3,723,000

Various notes payable to various shareholders, interest at 8% per annum, principal and interest payments due December 31, 2025; convertible into common shares of the Company at $0.40 per share at the note holder’s option, secured by all Company assets.	6,310,000	2,940,000

Total notes payable - related parties Less: current portion	43,695,100	40,325,100

Long-term portion of related party notes	$43,695,100	$40,325,100

F-16

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

6.	NOTES PAYABLE – RELATED PARTIES (Continued)

Maturities of notes payable - related parties as of December 31, 2021 is as follows:

Years ending December 31,

2022	$–
2023	–
2024	–
2025	43,695,100
2026	–
Thereafter	–
Totals	$43,695,100

Interest expense on the related party notes payable noted above was $3,586,607 and $3,271,055 for the years ended December 31, 2021 and 2020. Interest payable on these notes was $20,632,245 and $17,045,638 as of December 31, 2021 and 2020, respectively.

7.	PAYCHECK PROTECTION PROGRAM

During the year ended December 31, 2020, the Company received a Paycheck Protection Program (PPP) loan from Zions Bank in the amount of $238,400 that bears interest at 1% per annum. Funds from the note may only be used for payroll costs, employee benefits, rent, utilities, and specific other costs. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expense as described in the Cares Act. The Company has utilized all loan funds for eligible expenses and received forgiveness of the loan during the year ended December 31, 2020.

8.	LEASES

The Company leases certain office space under operating leases. Lease commencement occurs on the date the Company takes possession or control of the property. Original terms for facility related leases are generally between three to five years. Some of the Company’s leases also include rental escalation clauses and/or termination provisions. Renewal options and termination options are included in determining the lease payments when management determines the options are reasonably certain of exercise.

If readily determinable, the rate implicit in the lease is used to discount lease payments to present value: however, substantially all of the Company’s leases do not provide a readily determinable implicit rate. When the implicit rate is not determinable, Company’s estimated incremental borrowing rate is utilized, determined on a collateralized basis, to discount lease payments based on information available at lease commencement.

The Company’s leases typically require payment of common area maintenance and real estate taxes which represent the majority of variable lease costs. Certain lease agreements also provide for variable rental payments based on sales performance in excess of specified minimums, usage measures, or changes in the consumer price index. Variable rent payments based on future performance, usage, or changes in indices were not significant for any of the periods presented. Variable lease costs are excluded from the present value of lease obligations.

F-17

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

8.	LEASES (Continued)

The Company’s lease agreements do not contain any material restrictions, covenants, or any material residual value guarantees.

Lease related assets and liabilities as of December 31, 2021 and 2020 consist of the following:

	2021	2020
Assets
Operating lease assets	$234,583	$315,652
Total lease assets	$234,583	$315,652
Liabilities
Current operating lease liability	$82,834	$78,713
Noncurrent operating lease liability	157,889	240,723
Total lease liability	$240,723	$319,436

Total operating lease expense for the year ended December 31, 2021 and 2020 was $50,258 and $61,119, respectively.

The future minimum rental payments required under operating lease obligations as of December 31, 2021, having initial or remaining non-cancelable lease terms in excess of one year are summarized as follows:

Years ending December 31,

2022	$93,095
2023	84,726
2024	75,203
2025	6,678
Thereafter	–
Total	259,702
Less: interest	(18,979)
Present value of lease liabilities	$240,723

The weighted-average remaining lease term and discount rate as of December 31, 2021 are as follows:

Weighted-average remaining lease term
Operating leases (years)	4.25
Weighted-average discount rate
Operating leases	3.99%

F-18

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

9.	STOCKHOLDERS’ EQUITY

Preferred Stock - Series A and Series B

The Company has 50,000,000 shares of preferred stock (Series A and B combined) authorized for issuance with a par value of $0.001 per share. At December 31, 2020 and 2021, the Company had 5,068,742 shares of Series B preferred stock issued and outstanding and no shares of Series A preferred stock issued and outstanding. The Series B preferred stock has a liquidation preference of $1.05 per share over the Series A preferred stock and the common stock in the event of a liquidation, dissolution or winding-up of the Company.

Common Stock

The Company has 200,000,000 shares of common stock authorized for issuance with a par value of $0.001 per share. At December 31, 2020 and 2021, the Company had 45,053,931 common shares issued and outstanding, all of which were voting shares.

Treasury Stock

In February and March 2005, the Company purchased 1,038,891 shares of its previously issued and outstanding common stock for $51,944 and is being held as treasury stock. Treasury stock is recorded using the cost method.

10.	TAXES

As of December 31, 2021, the Company had available net operating losses and research tax credits for Federal and State tax purposes of approximately $57,900,000 and $26,000,000, respectively. They are generally allowable for 20 years after year of loss or credit. Starting in 2020, any NOL generated prospectively can be carried forward indefinitely. The Company’s NOLs that were generated previously has began to expire. No deferred tax asset for net operating losses and research tax credits has been recorded in the consolidated financial statements since it has not yet been determined that the Company will experience a future benefit from them. Therefore a full valuation has been placed on any deferred tax assets.

11.	STOCK OPTIONS

On July 16, 2002, the Company adopted the Diamicron Incentive Stock Option Plan for employees, directors, and officers of the Company. The Company authorized the issuance of up to 14,500,000 shares of the Company’s common stock for this plan. On June 22, 2012, the Company adopted the Dimicron, Inc. 2012 Stock Option Plan, a second stock incentive stock option plan for employees, directors, and officers of the Company that authorized the issuance of up to an additional 17,500,000 shares of the Company’s common stock for this plan. Periodically, the Company issues incentive stock options to promote the success of the Company and enhance its ability to attract and retain the services of qualified persons.

During the years ended December 31, 2021 and 2020, the Company granted 2,000,000 and 3,540,000 stock options, respectively.

F-19

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

11.	STOCK OPTIONS (Continued)

The Company applies Accounting Standards Codification 718, Compensation - Stock Compensation (ASC 718) for each equity instrument issued which requires the Company to estimate the fair value of each option issued at the grant date. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following assumptions used for grants: dividend yield of zero percent; expected volatility of 70%; risk free interest rate between 0.59% and 4.61%, and an expected life of four to nine years. During the years ended December 31, 2021 and 2020, the Company recognized additional costs of $294,732 and $316,785 as a result of applying ASC 718 to the options (costs amortized over the vesting terms of the options).

A summary of the status of the Company’s stock options as of December 31, 2021 and 2020 and changes during the years is presented below:

	2021		2020
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Outstanding, Beginning of year	13,770,072	$0.32	10,290,072	$0.30
Granted	2,000,000	0.40	3,540,000	0.40
Cancelled/Forfeited/Expired	–	–	(60,000)	0.34
Exercised	–	–	–	–
Outstanding, End of year	15,770,072	$0.32	13,770,072	$0.32

Exercisable	9,192,024	$0.32	6,925,024	$0.33

As of December 31, 2021, 1,729,928 options were available for grant under the 2012 Stock Option Plan. As of December 31, 2021, the Company had $526,069 of unrecognized stock- based compensation costs related to non-vested awards that will be recognized over a weighted-average period of 1.46 years.

12.	GOING CONCERN

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.

F-20

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

12.	GOING CONCERN (Continued)

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management has been successful in negotiating contracts with strategic partners that, in the past have yielded contract revenue. The Company is currently marketing its spinal disc replacement in the EU and realizes revenue from these efforts. The Company plans to raise additional capital through the sale of equity and debt to current and new stockholders and creditors to sustain operations until revenues from the licensing or commercialization of its technology are sufficient to cover costs. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

13.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 29, 2022, the date which the statements were available to be issued. No events have occurred subsequent to year end requiring recording or disclosure in the financial statements.

F-21

Dimicron, Inc. dba Dymicron Consolidated Financial Statements: as of June 30, 2022 (Unaudited) and December 31, 2021 (Audited) and for the six-month periods ended June 30, 2022, and 2021 (Unaudited):

F-22

DIMICRON, INC. DBA DYMICRON

C O N T E N T S

Page

Consolidated Financial Statements: as of June 30, 2022 (Unaudited) and December 31, 2021 (Audited) and for the six-month periods ended June 30, 2022, and 2021 (Unaudited):

Consolidated Balance Sheets (Unaudited)	F-24

Consolidated Statements of Operations (Unaudited)	F-25

Consolidated Statements of Comprehensive Loss (Unaudited)	F-26

Consolidated Statements of Changes in Stockholders’ Deficit (Unaudited)	F-27

Consolidated Statements of Cash Flows (Unaudited)	F-28

Notes to the Consolidated Financial Statements	F-29 - F-42

F-23

DIMICRON, INC. DBA DYMICRON

Consolidated Balance Sheets

For the six months ended June 30, 2022, and June 30, 2021

(UNAUDITED)

	June 30, 2022	December 31, 2021
ASSETS

Current assets:
Cash and cash equivalents	$1,202,541	$1,442,744
Accounts receivable, net	40,741	147,372
Prepaids and advances	–	1,844
Inventory, net	669,957	688,440
Other receivables	3,418	3,418

Total current assets	1,916,657	2,283,818

Property and equipment, net	365,028	398,873
Deposits	7,372	7,423
Right-of-use asset - operating	199,907	234,583

Total non-current assets	572,307	640,879

Total assets	$2,488,964	$2,924,697

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$4,554	$72,023
Accrued expenses	233,837	182,086
Deferred revenue	14,250	14,250
Leases liability - operating, current	83,392	82,834
Eliminations	–	–
Notes payable, current	211,124	233,470

Total current liabilities	547,157	584,663

Long-term liabilities:
Notes payable, noncurrent	–	–
Notes payable - related party	45,395,100	43,695,100
Interest payable - related party	22,520,456	20,632,245
PPP loan payable	–	–
Lease liability - operating, non-current	123,900	157,889

Total long-term liabilities	68,039,456	64,485,234

Total liabilities	68,586,613	65,069,897

Stockholders’ deficit:
Preferred stock - series A, $0.001 par value; no shares issued and outstanding	–	–
Preferred stock - Series B, $0.001 par value; 5,068,742 shares issued and outstanding	5,069	5,069
Common stock, $0.001 par value; 200,000,000 shares authorized, 45,053,931 shares issued and outstanding, respectively	45,054	45,054
Additional paid-in capital	23,366,005	23,256,505
Treasury stock	(51,944)	(51,944)
Accumulated other comprehensive income (loss)	397,241	374,967
Accumulated deficit	(89,859,074)	(85,774,851)

Total stockholders’ deficit	(66,097,649)	(62,145,200)

Total liabilities and stockholders’ deficit	$2,488,964	$2,924,697

The accompanying notes to the financial statements are an integral part of these statements.

F-24

DIMICRON, INC. DBA DYMICRON

Consolidated Statements of Operations

For the six months ended June 30, 2022, and June 30, 2021

(UNAUDITED)

	For the Six Months	For the Six Months
	Ended June 30, 2022	Ended June 30, 2021

Revenue and cost of goods sold:
Revenue	$104,292	$144,676
Cost of goods or services sold	(49,831)	(64,755)

Gross profit	54,461	79,921

Operating expenses:
Product development costs	607,389	330,425
Depreciation	37,236	11,729
General and administrative expenses	1,628,404	1,390,431

Total operating expenses	2,273,029	1,732,585

Income (loss) from operations	(2,218,568)	(1,652,664)

Other income (expenses):
Interest income	146	219
Interest expense - related party	(1,892,164)	(1,745,845)
Other income (expense)	26,463	20,321

Total other income (expenses)	(1,865,555)	(1,725,305)

Net income (loss) before income taxes	(4,084,123)	(3,377,969)

Income tax expense (benefit)	100	100

Net income (loss)	$(4,084,223)	$(3,378,069)

The accompanying notes to the financial statements are an integral part of these statements.

F-25

DIMICRON, INC. DBA DYMICRON

Consolidated Statements of Comprehensive Loss

For the six months ended June 30, 2022, and June 30, 2021

(UNAUDITED)

	For the Six Months	For the Six Months
	Ended June 30, 2022	Ended June 30, 2021

Net income (loss)	$(4,084,223)	$(3,378,069)

Other comprehensive gain (loss)

Foreign currency translation adjustments	22,274	(4,469)

Net comprehensive income (loss)	$(4,061,949)	$(3,382,538)

The accompanying notes to the financial statements are an integral part of these statements.

F-26

DIMICRON, INC. DBA DYMICRON

Consolidated Statements of Changes in Stockholders’ Deficit

For the six months ended June 30, 2022, and 2021

(UNAUDITED)

							Accumulated
					Additional		Other
	Series B Preferred Stock		Common Stock		Paid-in	Treasury	Comprehensive	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Stock	Gain (Loss)	Deficit	Deficit

Balance at January 1, 2021	5,068,742	$5,069	45,053,931	$45,054	$22,961,773	$(51,944)	$(210,512)	$(77,695,280)	$(54,945,840)

Value of stock options issued and vested during the year	–	–	–	–	83,722	–	–	–	83,722

Effects of foreign currency translation	–	–	–	–	–	–	(4,469)	–	(4,469)

Net loss	–	–	–	–	–	–	–	(3,378,069)	(3,378,069)

Balance at June 30, 2021 (unaudited)	5,068,742	$5,069	45,053,931	$45,054	$23,045,495	$(51,944)	$(214,981)	$(81,073,349)	$(58,244,656)

Value of stock options issued and vested during the year	–	–	–	–	211,010	–	–	–	211,010

Effects of foreign currency translation	–	–	–	–	–	–	589,948	–	589,948

Net loss	–	–	–	–	–	–	–	(4,701,502)	(4,701,502)

Balance at December 31, 2021	5,068,742	$5,069	45,053,931	$45,054	$23,256,505	$(51,944)	$374,967	$(85,774,851)	$(62,145,200)

Value of stock options issued and vested during the year	–	–	–	–	109,500	–	–	–	109,500

Common shares issued	–	–	–	–	–	–	–	–	–

Effects of foreign currency translation	–	–	–	–	–	–	22,274	–	22,274

Net loss	–	–	–	–	–	–	–	(4,084,223)	(4,084,223)

Balance at June 30, 2022 (unaudited)	5,068,742	$5,069	45,053,931	$45,054	$23,366,005	$(51,944)	$397,241	$(89,859,074)	$(66,097,649)

The accompanying notes to the financial statements are an integral part of these statements.

F-27

DIMICRON, INC. DBA DYMICRON

Consolidated Statements of Cash Flows

For the six months ended June 30, 2022, and 2021

(UNAUDITED)

	For the Six Months	For the Six Months
	Ended June 30, 2022	Ended June 30, 2021
Cash flows from operating activities:

Net income (loss)	$(4,084,223)	$(3,378,069)

Adjustment to reconcile net income (loss) to net cash from operating activities:

Depreciation	37,236	11,729
Stock option issued for compensation	109,500	83,722
(Gain) loss on sale or disposal of assets	–	–

(Increase) decrease in:
Accounts receivable	106,631	(38,504)
Prepaids, advances and deposits	1,895	8,320
Inventory	18,483	(64,232)
Right-of-use asset	34,676	41,007
Increase (decrease) in:
Accounts payable and accrued expenses	(15,718)	(9,891)
Lease liability	(33,431)	(40,069)
Interest payable - related party	1,888,211	1,745,845

Net cash flows from operating activities	(1,936,740)	(1,640,142)

Cash flows from investing activities:
Purchase of property and equipment	(3,391)	(19,640)

Net cash flows from investing activities	(3,391)	(19,640)

Cash flows from financing activities:
Payments made on notes payable	(22,346)	–
Proceeds from related party debt	–	–
Proceeds from related party debt	1,700,000	1,700,000

Net cash flows from financing activities	1,677,654	1,700,000

Effect of exchange rate on changes in cash	22,274	(4,469)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(240,203)	35,749

Cash, cash equivalents, and restricted cash at beginning of period	1,442,744	1,412,374

Cash, cash equivalents, and restricted cash at end of period	$1,202,541	$1,448,123

Supplemental disclosure of cash flow information:

Cash paid during the year for:
Interest paid	$(3,953)	$–
Taxes	$(100)	$(100)

Non-cash investing and financing activities

Stock compensation	$109,500	$83,722

The accompanying notes to the financial statements are an integral part of these statements.

F-28

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

As of June 30, 2022 (unaudited) and December 31, 2021 (audited) and for the six-month periods ended June 30, 2022 and 2021 (unaudited)

1.            ORGANIZATION

Dimicron, Inc. (the “Company”) is a medical device technology company, incorporated on February 7, 1997, in the State of Utah. The Company was originally incorporated as Diamicron, Inc. until it changed its name to Dimicron, Inc. effective April 20, 2011. On September 30, 2014, the Company registered the “doing business as” (dba) name of Dymicron. Since its inception, the Company has engaged itself in the research and development of high pressure/high temperature synthesis of polycrystalline diamond compact (PDC) materials for medical device applications. The focus of this research and development has been towards medical implants for artificial joint replacement, beginning with total hip replacement. Significant developments have been made on total hip replacement, but the Company has currently placed these efforts on hold. The Company’s currents efforts are towards the development of total spinal disc replacement. Since inception, the Company has developed a large body of technology and intellectual property required to accomplish its objectives, including the successful formulation of biocompatible PDC, and the development of shaping, polishing, finishing and other manufacturing processes and testing techniques for its proprietary synthetic diamond materials. PDC constitutes a platform technology, upon which a number of additional medical device applications may be developed.

The Company has a solely owned subsidiary in Germany named Dymicron EU GmbH (Germany), which helps with the direct sales of its products in Germany and its distribution of its products in Spain.

The Company’s most pressing current goals are to pursuit its regulatory approval in the United States and expand commercial sales of its cervical total disc replacement implant in Europe and other countries. This work includes continued compliance with the European Union’s Medical Device Directive and relevant ISO standards. The Company is also continuing to work with clinical partners to collect data regarding safety and field performance of its TDR implant for future publishing and marketing efforts. Future success of the Company is likely contingent of receiving FDA approval for its products and expanding sales to attract potential strategic partners.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) using the accrual method of accounting. All income is recorded when earned and all expenses are recorded when incurred regardless of when such amounts are received or paid. The interim financial statements and are presented in United States dollars. The financial statements as of and for the six months ended June 30, 2022, are unaudited and may not include year-end adjustments necessary to make those financial statements comparable to audited results, although in the opinion of management all adjustments necessary to make interim statements of operations not misleading have been included.

F-29

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

As of June 30, 2022 (unaudited) and December 31, 2021 (audited) and for the six-month periods ended June 30, 2022 and 2021 (unaudited)

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Dimicron, Inc. and its subsidiaries. Dimicron EU GmbH (Germany) (a wholly owned subsidiary) operates in Germany. All significant intercompany transactions have been eliminated. In addition, the Company evaluates its relationships with other entities to identify whether they are variable interest entities in accordance with the Variable Interest Entity Subsections of FASB ASC Subtopic 810-10, Consolidation - Overall, and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is included in the consolidated financial statements.

For the Company’s foreign subsidiaries, the functional currency has been determined to be the local currency. Accordingly, assets and liabilities are translated at year-end exchange rates, and operating statement items are translated at average exchange rates prevailing during the year. The resultant cumulative translation adjustments to the assets and liabilities are recorded as other comprehensive income (loss) as a separate component of stockholders’ equity (deficit). Exchange adjustments resulting from foreign currency transactions are included in the determination of net income (loss). Such amounts are immaterial for all months presented.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual amounts could differ from these estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid financial instruments with a maturity of less than three months to be cash equivalents. The Company had no cash equivalents other than cash on June 30, 2022, and December 31, 2021.

Accounts Receivable and Other Receivables

Customer accounts receivable are stated at the amount management expects to collect on balances. Management closely monitors outstanding balances and writes off all balances past due after a certain period of time and for which all collection efforts have been exhausted.

Accounts receivable balance as of June 30, 2022, and December 31, 2021, consisted of the following:

	6/30/2022	12/31/2021
Accounts receivable	$40,741	$165,208
Less:	(64.00)	(17,836)
Allowance for uncollectible accounts	$40,677	$147,372

F-30

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

As of June 30, 2022 (unaudited) and December 31, 2021 (audited) and for the six-month periods ended June 30, 2022 and 2021 (unaudited)

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Uninsured Corporate Cash Balances

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with federally insured commercial banks. At times throughout the year, the Company maintains certain bank accounts in excess of FDIC insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk related to these accounts.

The Company also holds a cash account in a foreign bank account (Germany) that is not FDIC insured, which funds could potentially be impacted due to adverse economic conditions with these countries or other significant risks of loss. The balance of this foreign bank accounts was $208,742 and $189,451 as of June 30, 2022, and December 31, 2021, respectively. The Company does not anticipate any losses from this risk.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for minor replacements, maintenance and repairs which do not increase the useful lives of the property and equipment are charged to operations as incurred. Major additions and improvements are capitalized. Depreciation and amortization on property and equipment are computed using the straight-line method over estimated useful lives as follows:

Office equipment	3 to 5 years
Shop equipment	3 to 7 years
Leasehold improvements	2 years

Construction in progress is stated at cost, which includes the cost of construction and other direct costs attributable to the construction. No provision for depreciation is made on construction in progress until such time as the relevant assets are completed and put into use. During the year ended December 31, 2021, the Company determined that their construction in process is no longer technically feasible and therefore were disposed of and the total balance of $97,261 was recorded as a loss on disposal of assets.

Stock-Based Compensation

The Company adopted the provisions of Accounting Standards Codification 718, Compensation - Stock Compensation (ASC 718). ASC 718 requires the measurement and recognition of compensation for all stock-based awards made to employees and directors based on estimated fair values. Under ASC 718, the Company uses the Black-Scholes option pricing model as the method of valuation for stock-based awards. The determination of the fair value of stock-based awards on the date of grant is affected by the fair value of the stock as well as assumptions regarding a number of complex and subjective variables. The variables include, but are not limited to, 1) the expected life of the option, 2) the expected volatility of the fair value over the term of the award, and 3) actual and projected exercise behaviors.

F-31

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

As of June 30, 2022 (unaudited) and December 31, 2021 (audited) and for the six-month periods ended June 30, 2022 and 2021 (unaudited)

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation (Continued)

The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Statement of Operations. Stock-based compensation expense recognized in the Statements of Operations for the six-month ended June 30, 2022, and June 30, 2021, assumes all awards will vest; therefore, no reduction has been made for estimated forfeitures.

Income Taxes

The Company files federal income tax returns in the U.S. and state income tax returns in those state jurisdictions where it is required to file.

The Company adopted the provisions of Accounting Standards Codification 740, Income Taxes (ASC 740). ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the consolidated financial statements. As a result of the implementation of ASC 740, the Company performed a review of its material tax positions in accordance with measurement standards established by ASC 740. At the adoption date, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized. There has been no significant change in the unrecognized tax benefit during the six months ended June 30, 2022, and the year ended December 31, 2021. The Company also estimates that the unrecognized tax benefit will not change significantly within the next twelve months.

There are no tax positions included in the accompanying consolidated financial statements on June 30, 2022, and December 31, 2021, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. Because of the impact of deferred tax accounting, other than interest and penalties, the disallowance of the shorter deductibility period would not affect the annual effective tax rate but would accelerate the payment of cash to the taxing authority to an earlier period.

Provisions for income taxes are based on amounts reported in the statement of operations and include state taxes of $100. No deferred tax asset for net operating losses and research tax credits has been recorded in the consolidated financial statements since it has not yet been determined that the Company will experience a future benefit from them (see Note 10).

Concentrations of Risk

Credit losses, if any, have been provided for in the consolidated financial statements and are based on management’s expectations. The Company’s accounts receivable are subject to potential concentrations of credit risk. The Company does not believe that it is subject to any unusual risks or significant risks in the normal course of its business.

A significant amount of the Company’s financing has been dependent on a few current stockholders. If lending or capital investments stopped from these stockholders, it could significantly affect the Company’s ability to continue until ongoing operations and revenues were obtained. The Company believes it will continue its relationships and be able to maintain its current course of business.

F-32

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

As of June 30, 2022 (unaudited) and December 31, 2021 (audited) and for the six-month periods ended June 30, 2022 and 2021 (unaudited)

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Risk (Continued)

Foreign Operations

The Company operates in various foreign countries. The Company may be adversely affected by possible political or economic instability in these foreign countries. The risks include, but are not limited to terrorism, military repression, expropriation, changing fiscal regimes, extreme fluctuations in currency exchange rates, high rates of inflation and the absence of industrial and economic infrastructure. Changes in development or investment policies or shifts in the prevailing political climate in these countries in which the Company operates could adversely affect the Company’s business. Operations may be affected in varying degrees by government regulations with respect to development restrictions, price controls, export controls, income and other taxes, expropriation of property, maintenance of claims, environmental legislation, labor, welfare, benefit policies, land use, land claims of local residents, water use and mine safety. The effect of these factors cannot be accurately predicted.

Foreign Currency Translation

Since the subsidiary’s financial statements must be translated into U.S. Dollars, major changes in the currency exchange rate between the foreign denominations and U.S. Dollars may have a significant impact on the operations of the Company. Although the Company does not anticipate the currency exchange rate to be significantly different over the next 12 months, no such assurances can be given.

Revenue Concentrations

During the six months ended June 30, 2022, and June 30, 2021, the Company had customers generate revenues greater than 10% of total revenues. Revenues from these customers were $51,526 and $47,118 or 98% and 90%, of total revenues for the six months ended June 30, 2022, and June 30. 2021, respectively.

COVID-19

Beginning February 2020, federal, state, and local governments instituted mandates that temporarily closed and reduced operating hours of retail facilities. These mandates restricted the customer traffic in these retail facilities that sell the Company’s products. However, the impact and duration cannot be reasonably estimated at this time.

Advertising

The Company generally expenses advertising costs as incurred. Advertising expense was $5,230 for the six months ended June 30, 2022, and all advertising expense for 2021, were incurred after June 30. 2021.

F-33

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

As of June 30, 2022 (unaudited) and December 31, 2021 (audited) and for the six-month periods ended June 30, 2022 and 2021 (unaudited)

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company recognizes revenue when goods are delivered or implanted to patients. All revenue for the Company is recognized at the point-in-time of implant or when delivered to customer based on contractual obligations. Any amount collected from customers for goods not yet delivered is recorded as unearned revenue.

The Company also rents out its machinery to other customers for the manufacturing of their products. Revenue is recognized when time of use is transpired. For the six months ended June 30, 2022, and June 30, 2021 total revenue recognized were as follows:

	6/30/2022	6/30/2021
Revenue recognized over-time	$50,640	$45,510
Revenue recognized at a point-in-time*	$53,651	$99,165
	$104,291	$144,675

*Revenue is generated from Dymicron EU GmbH (Germany)

As of June 30, 2022, and December 31, 2021, the accounts receivable and unearned revenue consisted of the following:

	6/30/2022	12/31/2021
Accounts receivable	$40,741	147,372
Unearned revenue	$14,250	14,250

Inventories

Raw materials are stated at the lower of cost (computed on an average cost basis) or market. Work-in-process and finished goods are stated at the lower of an average cost or market. Obsolete items are expensed at the time impairment is determined. The Company evaluates the inventory at least annually. As of June 30, 2022, and December 31, 2021 an inventory valuation reserve of $86,128 and $86,128 was established for obsolete items, respectively. Inventory consists of raw materials and supplies, work-in-process, finished goods, and implant related parts.

Currencies and Translation Adjustments

The Company incurred revenues and expenses in two different currencies during the periods presented which include U.S. Dollars (USD) and Euros (EUR). All assets, liabilities, revenues, and expenses are converted to USD for recording and presentation in the accompanying consolidated financial statements. The Company recorded foreign currency translation adjustments for the six months ended June 30, 2022, and June 30,2021. These adjustments are the currency translation effects and are recorded through other comprehensive income in accordance with FASB ASC 220, Comprehensive Income (“ASC 220”).

F-34

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

As of June 30, 2022 (unaudited) and December 31, 2021 (audited) and for the six-month periods ended June 30, 2022 and 2021 (unaudited)

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Adoption of Accounting Guidance

In March of 2016, the FASB issued Accounting Standards Update 2016-02, Leases, which requires all leases that have a term of more than 12 months to be recognized as assets and liabilities on the balance sheet at inception. A lessee would recognize a lease liability to make lease payments owed to a lessor (liability) and a benefit for the right to use the leased asset (asset) for the lease term. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee would depend on whether the lessee is expected to consume more than an insignificant portion of the economic benefits embedded in the underlying asset. This new guidance is effective for fiscal months beginning after December 15, 2021. The Company early implemented this guidance. As a result of this adoption, effective January 1, 2020, the Company utilized the modified retrospective method of adoption and recognized $2,504 decrease to accumulated deficit and corresponding right-of-use asset of $199,907 and lease liability of $392,432. The Company also elected certain practical expedients permitted under the transition guidance, including to retain the historical lease classification, relief from reviewing expired or existing contracts to determine if they contain leases, relief from reviewing previous initial direct costs, and using hindsight to determine the proper lease term.

3.            INVENTORY

Inventory consisted of the following as of June 30, 2022, and December 31, 2021:

	6/30/2022	12/31/2021
Raw materials and supplies	$46,031	$38
Work-in-process	393,506	186,377
Finished goods	316,548	549,775
Less: inventory valuation allowance	(86,128)	(86,128)
Total inventory	$669,957	$650,062

4.            PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of June 30, 2022, and December 31, 2021:

	6/30/2022	12/31/2021
Office equipment	$83,272	$96,182
Construction in progress	–	–
Shop equipment	2,176,877	2,173,485
Leasehold improvements	84,171	84,171

Total property and equipment	$2,344,320	$2,353,838

Less accumulated depreciation	(1,979,292)	(1,954,965)

Property and equipment, net	$365,028	$398,873

Total depreciation expense for the six months ended June 30, 2022 and June 30, 2021, were $37,236 and $11,729 respectively.

F-35

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

As of June 30, 2022 (unaudited) and December 31, 2021 (audited) and for the six-month periods ended June 30, 2022 and 2021 (unaudited)

5.            NOTES PAYABLE

During October of 2021, the Company obtained financing to purchase equipment for $240,835. The loan accrues interest at 3.5166% per annum and will mature on October 31, 2026. Payments for interest and principal in the amount of $4,383 is required monthly. Future principal payment commitments for this note payable as of December 31, 2021, is as follows:

Years ending December 31,
2022	$45,108
2023	46,720
2024	48,390
2025	50,119
2026	43,133
Thereafter
Total	$233,470

Total interest charged for this note payable for the six months ended June 30, 2022, was $3,942 and there was no interest paid as of June 30, 2021.

6.            NOTES PAYABLE – RELATED PARTIES

Notes payable to related parties consisted of the following as of June 30, 2022, and December 31, 2021:

	6/30/2022	12/31/2021
Various convertible notes payable to a related company, interest at 9% per annum, interest and principal due at maturity on December 31, 2025; secured by all Company assets.	1,990,000	1,990,000
Various convertible notes payable to a related company, interest at 10% per annum, interest and principal due at maturity on December 31, 2025; convertible into common shares of the Company at $0.29 per share at the note holder’s option, secured by all Company assets.	7,000,000	7,000,000
Various convertible notes payable to a related company, interest at 8% per annum, interest payments due quarterly, principal due at maturity on December 31, 2025, convertible into common shares of the Company at $0.28 per share at the note holder’s option, secured by all Company assets.	4,999,900	4,999,900
Various notes payable to various shareholders, interest at 10% per annum, principal and interest payments due December 31, 2025; convertible into common shares of the Company at $0.36 per share at the note holder’s option, secured by all Company assets.	9,659,900	9,659,900
Various notes payable to various shareholders, interest at 7% per annum, principal and interest payments due December 31, 2025; convertible into common shares of the Company at $0.42 per share at the note holder’s option, secured by all Company assets.	10,012,300	10,012,300
Various notes payable to various shareholders, interest at 8% per annum, principal and interest payments due December 31, 2025; convertible into common shares of the Company at rates between $0.20 to $0.55 per share at the note holder’s option depending on the date of contribution, secured by all Company assets.	3,723,000	3,723,000
Various notes payable to various shareholders, interest at 8% per annum, principal and interest payments due December 31, 2025; convertible into common shares of the Company at $0.40 per share at the note holder’s option, secured by all Company assets.	8,010,000	6,310,000

Total notes payable – related parties	$45,395,100	$43,695,100
Less: current portion
Long-term portion of related party notes	$45,395,100	$43,695,100

F-36

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

As of June 30, 2022 (unaudited) and December 31, 2021 (audited) and for the six-month periods ended June 30, 2022 and 2021 (unaudited)

6.            NOTES PAYABLE – RELATED PARTIES (CONTINUED)

Maturities of notes payable – related parties as of June 30, 2022, is as follows:

Six month ending June 30, 2022
2022	$–
2023	–
2024	–
2025	45,395,100
2026	–
Thereafter	–
Totals	45,395,100

Interest expense on the related party notes payable noted above was $1,892,164 and $1,745,845 for the months ended June 30, 2022, and June 30 2021. Interest payable on these notes was $22,520,155 and $20,632,245 as of June 30, 2022, and December 31, 2021 respectively.

7.            PAYCHECK PROTECTION PROGRAM

During the year ended December 31, 2020, the Company received a Paycheck Protection Program (PPP) loan from Zions Bank in the amount of $238,400 that bears interest at 1% per annum. Funds from the note may only be used for payroll costs, employee benefits, rent, utilities, and specific other costs. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expense as described in the Cares Act. The Company has utilized all loan funds for eligible expenses and received forgiveness of the loan during the year ended December 31, 2020.

8.            LEASES

The Company leases certain office space under operating leases. Lease commencement occurs on the date the Company takes possession or control of the property. Original terms for facility related leases are generally between three to five months. Some of the Company’s leases also include rental escalation clauses and/or termination provisions. Renewal options and termination options are included in determining the lease payments when management determines the options are reasonably certain of exercise.

If readily determinable, the rate implicit in the lease is used to discount lease payments to present value: however, substantially all of the Company’s leases do not provide a readily determinable implicit rate. When the implicit rate is not determinable, Company’s estimated incremental borrowing rate is utilized, determined on a collateralized basis, to discount lease payments based on information available at lease commencement.

F-37

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

As of June 30, 2022 (unaudited) and December 31, 2021 (audited) and for the six-month periods ended June 30, 2022 and 2021 (unaudited)

8.            LEASES (Continued)

The Company’s leases typically require payment of common area maintenance and real estate taxes which represent the majority of variable lease costs. Certain lease agreements also provide for variable rental payments based on sales performance in excess of specified minimums, usage measures, or changes in the consumer price index.  Variable rent payments based on future performance, usage, or changes in indices were not significant for any of the periods presented. Variable lease costs are excluded from the present value of lease obligations.

The Company’s lease agreements do not contain any material restrictions, covenants, or any material residual value guarantees.

Lease related assets and liabilities as of June 30, 2022, and December 31, 2021, consist of the following:

	6/30/2022	12/31/2021
Assets
Operating lease assets	$199,907	$234,583
Total Lease Assets	$199,907	$234,583
Liabilities
Current operation lease liability	$83,392	$82,834
Noncurrent operating lease liability	$123,900	$157,889
Total lease liability	$207,292	$240,723

Total operating lease expense for the six months ended June 30, 2022, and June 30, 2021 was $55,019 and $49,348 respectively.

The future minimum rental payments required under operating lease obligations as of December 31, 2021, having initial or remaining non-cancelable lease terms in excess of one year are summarized as follows:

Years ending December 31,

2022	$93,095
2023	84,726
2024	75,203
2025	6,678
Thereafter
Total	$259,702
Less: Interest	(18,979)
Present value of lease liabilities	$240,723

F-38

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

As of June 30, 2022 (unaudited) and December 31, 2021 (audited) and for the six-month periods ended June 30, 2022 and 2021 (unaudited)

8.            LEASES (Continued)

The weighted-average remaining lease term and discount rate as of December 31, 2021, are as follows:

Weighted-average remaining lease term
Operating leases (years)	3.75
Weighted-average discount rate
Operating leases	3.99%

9.            STOCKHOLDERS’ EQUITY

Common and Preferred Stock

The Company’s board of directors and shareholders authorized the filing of certain Articles of Amendment to the Company’s Second Amended and Restated Articles of Incorporation filed with the Utah Division of Corporations on April 15, 2022. Among other things, such Articles of Amendment increased the total number of authorized shares to 450,000,000 shares, being composed of 400,000,000 shares of common stock and 50,000,000 shares of Preferred Stock.

Preferred Stock – Series A and Series B

The Company has 50,000,000 shares of preferred stock (Series A and B combined) authorized for issuance with a par value of $0.001 per share. At six months ended June 30, 2022, and June 30, 2021, the Company had 5,068,742 shares of Series B preferred stock issued and outstanding and no shares of Series A preferred stock issued and outstanding. The Series B preferred stock has a liquidation preference of $1.05 per share over the Series A preferred stock and the common stock in the event of a liquidation, dissolution or winding-up of the Company.

Common Stock

The Company has 400,000,000 shares of common stock authorized for issuance with a par value of $0.001 per share. At six months ended June 30, 2022, and June 30, 2021, the Company had 45,053,931 common shares issued and outstanding, all of which were voting shares.

Treasury Stock

In February and March 2005, the Company purchased 1,038,891 shares of its previously issued and outstanding common stock for $51,944 and is being held as treasury stock. Treasury stock is recorded using the cost method.

F-39

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

As of June 30, 2022 (unaudited) and December 31, 2021 (audited) and for the six-month periods ended June 30, 2022 and 2021 (unaudited)

10.          TAXES

As of December 31, 2021, the Company had available net operating losses and research tax credits for Federal and State tax purposes of approximately $57,900,000 and $26,000,000, respectively. They are generally allowable for 20 months after year of loss or credit. Starting in 2020, any NOL generated prospectively can be carried forward indefinitely. The Company’s NOLs that were generated previously has begun to expire. No deferred tax asset for net operating losses and research tax credits has been recorded in the consolidated financial statements since it has not yet been determined that the Company will experience a future benefit from them. Therefore, a full valuation has been placed on any deferred tax assets.

11.          STOCK OPTIONS

On July 16, 2002, the Company adopted the Dimicron Incentive Stock Option Plan for employees, directors, and officers of the Company. The Company authorized the issuance of up to 14,500,000 shares of the Company’s common stock for this plan. On June 22, 2012, the Company adopted the Dimicron, Inc. 2012 Stock Option Plan, a second stock incentive stock option plan for employees, directors, and officers of the Company that authorized the issuance of up to an additional 17,500,000 shares of the Company’s common stock for this plan. Periodically, the Company issues incentive stock options to promote the success of the Company and enhance its ability to attract and retain the services of qualified persons. The company’s board of directors adopted that certain Dimicron, Inc. 2022 Stock Option Plan by written consent on June 2, 2022. The shareholders approved such plan by written consent on August 2022.

During the six months ended June 30, 2022, there were no options granted and ending June 30, 2021, the Company had granted 2,000,000 stock options.

The Company applies Accounting Standards Codification 718, Compensation - Stock Compensation (ASC 718) for each equity instrument issued which requires the Company to estimate the fair value of each option issued at the grant date. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following assumptions used for grants: dividend yield of zero percent; expected volatility of 70%; risk free interest rate between 0.59% and 4.61%, and an expected life of four to nine months. During the six months ended June 30, 2022, and June 30, 2021, the Company recognized additional costs of $109,500 and $294,732 as a result of applying ASC 718 to the options (costs amortized over the vesting terms of the options).

F-40

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

As of June 30, 2022 (unaudited) and December 31, 2021 (audited) and for the six-month periods ended June 30, 2022 and 2021 (unaudited)

11.          STOCK OPTIONS (Continued)

A summary of the status of the Company’s stock options as of and June 30, 2022, and June 30, 2021 and changes during the months is presented below:

	6/30/2022		6/30/2021
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Outstanding, June 30, 2021	13,770,072	0.32	13,770,072	$0.32

Granted	2,000,000		2,000,000	0.40
Cancelled/Forfeited/Expired
Exercised

Outstanding, June 30, 2022	15,770,072	$0.32	13,770,072	$0.32
Exercisable	9,192,024	$0.32	9,192,024	$0.32

As of June 30, 2022, 1,729,928 options were available for grant under the 2012 Stock Option Plan.

12.          GOING CONCERN

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management has been successful in negotiating contracts with strategic partners that, in the past have yielded contract revenue. The Company is currently marketing its spinal disc replacement in the EU and realizes revenue from these efforts. The Company plans to raise additional capital through the sale of equity and debt to current and new stockholders and creditors to sustain operations until revenues from the licensing or commercialization of its technology are sufficient to cover costs. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

F-41

DIMICRON, INC. DBA DYMICRON

Notes to the Consolidated Financial Statements

As of June 30, 2022 (unaudited) and December 31, 2021 (audited) and for the six-month periods ended June 30, 2022 and 2021 (unaudited)

12.          GOING CONCERN (Continued)

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

13.          SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 3, 2022, the date which the statements were available to be issued. No events have occurred subsequent to year end requiring recording or disclosure in the financial statements.

Effective August 24, 2022 the Company effected a 10-for-1 reverse stock split of the Company’s Common Stock and Preferred Stock and designated 20,000,000 shares of its Common Stock as Non-Voting Common Stock and 40,000,000 shares as Voting Common Stock. As a result of the reverse stock split, 5,000,000 shares of the Company are designated as Preferred Stock, of which 506,874 shares are issued and outstanding shares of Series B Preferred Stock.

F-42

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

1	Agreement with DealMaker Securities LLC

2.1	Second Amended and Restated Articles of Incorporation*

2.2	Articles of Amendment to Second Amended and Restated Articles of Incorporation*

2.3	Bylaws*

4.1	Form of Subscription Agreement*

6.1	2022 Stock Option Plan*

6.2	Offer Letter to Edward Bird from the Company*

6.3	Offer Letter to Jeffrey Bennett from the Company*

6.4	Tenth Amended & Restated Convertible Note between Diamicron Lenders LLC and the Company*

11	Consent of Larson & Company

12	Opinion of CrowdCheck Law LLP

__________________

* Previously filed

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orem, State of Utah, on January 13, 2023.

DIMICRON, INC.

/s/ Alan S. Layton
By:	Alan S. Layton, Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Alan S. Layton
Alan S. Layton, Chief Executive Officer, Chairman of the Board of Directors
Date: January 13, 2023

/s/ Curt Ence
Curt Ence, Comptroller, Principal Accounting Officer and Principal Financial Officer
Date: January 13, 2023

/s/ Whitney Clayton
Whitney Clayton, Director
Date: January 13, 2023

/s/ Armen Khachatryan, MD
Armen Khachatryan, MD, Director
Date: January 13, 2023

/s/ Duane Madsen
Duane Madsen, Director
Date: January 13, 2023

/s/ Tim Stratford
Tim Stratford, Director
Date: January 13, 2023

/s/ Jeff K. Taylor, MD
Jeff K. Taylor, MD, Director
Date: January 13, 2023

/s/ Suzanne Winters, PhD.
Suzanne Winters, PhD., Director
Date: January 13, 2023

III-2